Filed pursuant to Rule 424(b)(5)

Registration No. 333-267617

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 23, 2022)

Jiuzi Holdings Inc.

1,395,151 Ordinary Shares

Jiuzi Holdings Inc., a Cayman Islands exempted company with limited liability (the “Company,” “we,” “us,” and “our”) is offering 1,395,151 of our ordinary shares, par value US$0.018 per share (referred to hereinafter as the “Ordinary Shares” unless otherwise specified) directly to certain institution investors pursuant to this prospectus supplement, the accompanying prospectus, and that certain Securities Purchase Agreement, dated July 17, 2023, by and among the Company and the institutional investor signatories thereto. We are offering the ordinary shares in this offering at a price per share of $1.65.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “JZXN.” The last reported sale price of our Ordinary Shares on the Nasdaq Capital Market on July 17, 2023 was $1.51. As of the date of this prospectus supplement, the aggregate market value of our outstanding Ordinary Shares held by non-affiliates is approximately $7.8 million, based on 2,584,794 Ordinary Shares issued and outstanding, of which approximately 1,922,294 Ordinary Shares are held by non-affiliates, and a per share price of $4.06, which was the highest closing price over the last sixty days on the Nasdaq Capital Market of our Ordinary Shares ended on July 17, 2023.

During the 12 calendar months prior to and including the date of this prospectus supplement, we have not sold any Ordinary Shares pursuant to General Instruction I.B.5 of Form F-3 and accordingly we may sell up to approximately $2.6 million of our Ordinary Shares hereunder..

We have retained Spartan Capital Securities LLC (the “Placement Agent” or “Spartan”) as our Placement Agent to use its “reasonable best efforts” to solicit offers to purchase our shares of Ordinary Shares and/or Pre-funded Warrants in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We will pay the Placement Agent a fee equal to the sum of 7% of the aggregate purchase price paid by investors placed by the Placement Agent.

Investing in our securities involves a high degree of risk. You should purchase our securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page S-13 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Ordinary Share	Total
Public offering price	$1.65	$2,301,999
Placement agent’s fees	$0.1155	$161,140
Proceeds, before expenses, to us(1)	$1.5345	$2,140,859

Note:

(1)	The table above does not reflect the reimbursement of the Placement Agent’s out-of-pocket accountable expense. The total estimated expenses related to this offering are set forth in the section titled “Expenses.”

In addition to the placement agent fee of 7% of the aggregate purchase price, we have agreed to reimburse Spartan for all of Spartan’s reasonable expenses, including, without limitation, fees and disbursements of Spartan’s counsel and all travel and other out-of-pocket, expenses, incurred by Spartan in connection with the placement up to $55,000.

We expect that the delivery of the Ordinary Shares being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or before July 19, 2023.

You should carefully read this prospectus supplement and the accompanying prospectus (including all of the information incorporated by reference therein) before you invest. Investing in our securities involves a high degree of risk, including that the trading price of shares has been subject to volatility and investors in this offering may not be able to sell their shares above the actual offering price or at all. See “Risk Factors” beginning on page S-13 of this prospectus supplement and on page 18 of the accompanying prospectus for a discussion of certain factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus if truthful or complete. Any representation to the contrary is a criminal offense.

Spartan Capital Securities LLC

The date of this prospectus supplement is July 17, 2023

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, Ordinary Shares only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the Ordinary Shares or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On September 26, 2022, we filed with the U.S. Securities and Exchange Commission, or the SEC, a registration statement on Form F-3 (File No. 333-267617), as amended, utilizing a shelf registration process relating to the securities described in this prospectus supplement. The registration statement was declared effective on December 14, 2022. Under this shelf registration process, we have registered to sell, from time to time, up to $200 million in the aggregate of Ordinary Shares, share purchase contracts, share purchase units, warrants, debt securities, convertible debt securities, rights or units.

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and adds, updates and changes information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

Neither we nor the Placement Agent have authorized anyone to provide you with information different from that contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus we have authorized for use in connection with this offering. We and the Placement Agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, and any free writing prospectus we have authorized for use in connection with this offering is accurate only as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement and the accompanying prospectus include important information about us, our Ordinary Shares and other information you should know before investing. You should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.”

This prospectus supplement and the accompanying prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement and the accompanying prospectus or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement and the accompanying prospectus and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement. Accordingly, investors should not place undue reliance on this information.

Except where the context otherwise requires and for purposes of this prospectus only, “we,” “us,” “our,” “our company,” and the “Company” refer to Jiuzi Holdings Inc. and its subsidiaries.

S-ii

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context and for the purposes of this prospectus supplement only, references in this prospectus supplement to:

●	“Cayman Islands” are to the Cayman Islands;

●	“Companies Act” are to the Companies Act (As Revised), as consolidated and revised, of the Cayman Islands;

●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

●	“FINRA” are to the Financial Industry Regulatory Authority;

●	“Guangxi Zhitongche” are to Guangxi Nanning Zhitongche New Energy Technology Co., Ltd., a PRC company which is 90% owned by Hangzhou Zhitongche;

●	“Hangzhou Zhitongche” refers to Hangzhou Zhitongche Technology Co., Ltd., a PRC company wholly owned by Zhejiang Jiuzi;

●	“Hong Kong” are to the Hong Kong Special Administrative Region of the People’s Republic of China;

●	“Jiuzi HK” refers to Jiuzi (HK) Limited, a limited liability company organized under the laws of Hong Kong;

●	“Jiuzi New Energy” refers to Zhejiang Jiuzi New Energy Network Technology Co., Ltd., a PRC company wholly owned by Zhejiang Jiuzi;

●	“Jiuzi WFOE” refers to Zhejiang Navalant New Energy Automobile Co. Ltd, a limited liability company organized under the laws of the PRC, which is wholly-owned by Jiuzi HK;

●	“PRC” and “China” are to the People’s Republic of China;

●	“PRC Operating Subsidiaries” refer to the Zhejiang Jiuzi and its subsidiaries;

●	“Securities Act” are to the Securities Act of 1933, as amended;

●	“SEC” are to the Securities and Exchange Commission;

●	“Shangli Jiuzi” refers to Shangli Jiuzi New Energy Vehicles Co., Ltd., a PRC company and 59% owned subsidiary of Zhejiang Jiuzi;

●	“U.S. dollars,” “dollars,” “USD” and “$” are to the legal currency of the United States;

●	“VIE” refers to Zhejiang Jiuzi, the variable interest entity;

●	“VIE Agreements” refers to a series of contractual arrangements, including the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement and the Share Pledge Agreement between Jiuzi WFOE and VIE; and
●	“Zhejiang Jiuzi” refers to Zhejiang Jiuzi New Energy Vehicles Co., Ltd., the VIE in the PRC.

S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus, including the documents referred to or incorporated by reference in this prospectus or statements of our management referring to our summarizing the contents of this prospectus, include “forward-looking statements”. We have based these forward-looking statements on our current expectations and projections about future events. Our actual results may differ materially or perhaps significantly from those discussed herein, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project” and other similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements included or incorporated by reference in this prospectus or our other filings with the Securities and Exchange Commission, or the SEC include, but are not necessarily limited to, those relating to:

●	risks and uncertainties associated with the integration of the assets and operations we have acquired and may acquire in the future;

●	our possible inability to raise or generate additional funds that will be necessary to continue and expand our operations;

●	our potential lack of revenue growth;

●	our potential inability to add new products and services that will be necessary to generate increased sales;

●	our potential lack of cash flows;

●	our potential loss of key personnel;

●	the availability of qualified personnel;

●	international, national regional and local economic political changes;

●	general economic and market conditions;

●	increases in operating expenses associated with the growth of our operations;

●	the possibility of technological changes;

●	the potential for increased competition; and

●	other unanticipated factors.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Please see “Risk Factors” in our reports filed with the SEC or in a prospectus supplement related to this prospectus for additional risks which could adversely impact our business and financial performance.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout (or incorporated by reference in) this prospectus.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information contained in greater detail elsewhere in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should carefully read and consider this entire prospectus supplement, the accompanying prospectus and the documents, including financial statements and related notes, and information incorporated by reference into this prospectus supplement, including the financial statements and “Risk Factors” starting on pages S-13 of this prospectus supplement, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Overview

We, through our PRC Operating Subsidiaries, franchise and operate retail stores under brand name “Jiuzi”, which sell new energy vehicles, or NEVs, in third-fourth tier cities in China. Almost all of the NEVs we sell are battery-operated electric vehicles. We also sell a few plug-in electric vehicles on demand from vehicle buyers. As of the date hereof, we have 31 operating franchise stores and one company-owned store in China. The business relationship between Jiuzi and its independent franchisees is supported by adhering to standards and policies and is of fundamental importance to the overall performance and protection of the “Jiuzi” brand.

Primarily a franchisor, our franchising model enables an individual to be its own employer and maintain control over all employment-related matters, marketing and pricing decisions, while also benefiting from our Jiuzi brand, resources and operating system. In collaboration with franchisees, we are able to further develop and refine our operating standards, marketing concepts and product and pricing strategies.

Corporate History and Structure

Corporate History

Jiuzi Holdings Inc. is a Cayman Islands exempted company incorporated on October 10, 2019. We conduct our business in China through our PRC Operating Subsidiaries. The consolidation of our Company and our subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

Jiuzi HK was incorporated on October 25, 2019 under the law of Hong Kong SAR. Jiuzi HK is our wholly-owned subsidiary and is currently not engaging in any active business and merely acting as a holding company.

Jiuzi WFOE was incorporated on June 5, 2020 under the laws of the People’s Republic of China. It is a wholly-owned subsidiary of Jiuzi HK and a wholly foreign-owned entity under the PRC laws. The registered principal activity of the company is new energy vehicle retail, new energy vehicle component sales, new energy vehicle battery sales, vehicle audio equipment and electronics sales, vehicle ornament sales, technology service and development, marketing planning, vehicle rentals, etc. Jiuzi WFOE had entered into contractual arrangements with Zhejiang Jiuzi and its shareholders.

Zhejiang Jiuzi was incorporated on May 26, 2017 under the laws of the People’s Republic of China. Its registered business scope includes wholesale and retail of NEVs and NEV components, vehicle maintenance products, technology development of NEVs, Marketing and consulting regarding NEV products, vehicle rentals, event organization, client services regarding vehicle registration, and online business technology.

Shangli Jiuzi was incorporated on May 10, 2018 under the laws of the People’s Republic of China. Its registered business scope is to engage in retailing NEVs, NEV components, NEV batteries, NEV marketing, vehicle maintenance, used vehicle sales, and car rentals. Zhejiang Jiuzi is the beneficial owner of 59% equity interest of Shangli Jiuzi.

The Restructuring

Prior to the restructuring completed on January 20, 2023, Jiuzi WFOE entered into a series of VIE Agreements with Zhejiang Jiuzi and the shareholders of Zhejiang Jiuzi, which established the VIE structure.

As a result of the VIE Agreements, Jiuzi WFOE was regarded as the primary beneficiary of Zhejiang Jiuzi, and we treated Zhejiang Jiuzi and its subsidiaries as variable interest entities under U.S. GAAP for accounting purposes. We have consolidated the financial results of Zhejiang Jiuzi and its subsidiaries in our consolidated financial statements in accordance with U.S. GAAP.

In November 2022, the board of directors of the Company decided to dissolve the VIE structure. On November 10, 2022, Zhejiang Jiuzi entered into a termination agreement (the “Termination Agreement”) with Jiuzi WFOE, pursuant to which the VIE agreements entered into among Zhejiang Jiuzi, Jiuzi WFOE and certain shareholders of Zhejiang Jiuzi shall be terminated effective upon the conditions are met. On November 10, 2022, with approval of Jiuzi WFOE and approval of the board of directors of Zhejiang Jiuzi, Zhejiang Jiuzi issued 0.1% equity interest in Zhejiang Jiuzi to a third-party investor. The issuance was completed on November 27, 2022. On January 20, 2023, Jiuzi WFOE exercised its call option under the Exclusive Option Agreements dated June 15, 2020 with certain shareholder of Zhejiang Jiuzi and entered into equity transfer agreements with all the shareholders of Zhejiang Jiuzi to purchase all the equity interest in Zhejiang Jiuzi. The transaction underlying the equity transfer agreement was completed and the VIE Agreements were terminated pursuant to the Termination Agreement on January 20, 2023. As a result, Zhejiang Jiuzi became a wholly owned subsidiary of Jiuzi WFOE and the VIE structure is dissolved.

Subsidiaries

The following diagram illustrates the corporate structure of our subsidiaries:

Jiuzi HK was incorporated on October 25, 2019 under the law of Hong Kong SAR. Jiuzi HK is our wholly-owned subsidiary and is currently not engaging in any active business and merely acting as a holding company.

Jiuzi WFOE was incorporated on June 5, 2020 under the laws of the People’s Republic of China. It is a wholly-owned subsidiary of Jiuzi HK and a wholly foreign-owned entity under the PRC laws. The registered principal activity of the company is new energy vehicle retail, new energy vehicle component sales, new energy vehicle battery sales, vehicle audio equipment and electronics sales, vehicle ornament sales, technology service and development, marketing planning, vehicle rentals, etc. Jiuzi WFOE had entered into contractual arrangements with Zhejiang Jiuzi and its shareholders.

Zhejiang Jiuzi was incorporated on May 26, 2017 under the laws of the People’s Republic of China. Its registered business scope includes wholesale and retail of NEVs and NEV components, vehicle maintenance products, technology development of NEVs, Marketing and consulting regarding NEV products, vehicle rentals, event organization, client services regarding vehicle registration, and online business technology. Its registered capital amount is approximately $304,893 (RMB 2,050,000).

Shangli Jiuzi was incorporated on May 10, 2018 under the laws of the People’s Republic of China. Its registered business scope is to engage in retailing NEVs, NEV components, NEV batteries, NEV marketing, vehicle maintenance, used vehicle sales, and car rentals. Zhejiang Jiuzi is the beneficial owner of 59% equity interest of Shangli Jiuzi. Shangli Jiuzi’s registered capital amount is approximately $1,412,789 (RMB 10,000,000).

Hangzhou Zhitongche was incorporated on February 2, 2018 under the laws of the People’s Republic of China. Its registered business scope is technical service, technology development, consultation and exchange, and NEV sales and leasing. On October 28, Zhejiang Jiuzi purchased 100% equity interest of Hangzhou Zhitongche from its shareholders for a nominal consideration, and became the its beneficial owner. Hangzhou Zhitongche’s registered capital amount is RMB 30,000,000.

Jiuzi New Energy was incorporated on July 1, 2021 under the laws of the People’s Republic of China. Its registered business scope is software outsourcing services, industrial internet data services, network and information security software development, artificial intelligence application software development, and cloud computing equipment technical services, among others. Zhejiang Jiuzi is the beneficial owner of 100% equity interest of Jiuzi New Energy. Jiuzi New Energy’s registered capital amount is RMB 10,000,000.

Guangxi Zhitongche was incorporated on December 31, 2021 under the laws of the People’s Republic of China. Its registered business scope is technical service, technology development, consultation and exchange, and NEV sales and leasing, auto parts retail, business management consulting and planning, among others. Hangzhou Zhitongche is the beneficial owner of 90% equity interest of Guangxi Zhitongche. Guangxi Zhitongche’s registered capital amount is approximately RMB1,000,000.

Hangzhou Jiuyao New Energy Automobile Technology Co. Ltd. was incorporated on January 24, 2022 in PRC. Its scope of business includes technical service, technology development, technical consultation and promotion, as well as sales of automobiles and new energy vehicles, and sales of electrical accessories and accessories for new energy vehicles. Hangzhou Jiuyao is 51% owned by Hangzhou Zhitongche, as such Hangzhou Jiuyao is accounted as a subsidiary of Zhejiang Jiuzi.; the remaining 49% equity interest is owned by unrelated third-party investors.

Hangzhou Jiuzi Haoche Technology Co., Ltd. was incorporated on January 21, 2022 under the laws of the People’s Republic of China. Its registered business scope is software outsourcing services, industrial internet data services, network and information security software development, artificial intelligence application software development, technology development, consulting and transfer, market planning, convention planning, and cloud computing equipment technical services. Hangzhou Jiuzi Haoche Technology Co., Ltd. is a wholly owned subsidiary of Jiuzi New Energy and has a registered capital with the amount of RMB5,000,000.

Coronavirus (COVID-19) Update

Recently, there is an ongoing outbreak of a novel strain of coronavirus (COVID-19) first identified in China and has since spread rapidly globally. The pandemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities globally for the past year. In March 2020, the World Health Organization declared the COVID-19 to be a pandemic. Given the rapidly expanding nature of the COVID-19 pandemic, and because substantially all of our business operations and our workforce are concentrated in China, we believe there is a risk that our business, results of operations, and financial condition will be adversely affected. Potential impact to our results of operations will also depend on future developments and new information that may emerge regarding the duration and severity of the COVID-19 and the actions taken by government authorities and other entities to contain the COVID-19 or mitigate its impact, almost all of which are beyond our control.

The pandemic has been effectively controlled in China. With the availability of the COVID-19 vaccines, we do not expect to the pandemic to continue into 2023. However, the situation may worsen if the COVID-19 outbreak continues. At present, the COVID-19 has been effectively controlled.

Summary of Significant Risk Factors

Investing in our Company involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Company. Below please find a summary of the risks and challenges we face organized under relevant headings. These risks are discussed under the heading “Risk Factors” beginning on page S-13 of this prospectus supplement and in the section titled “Item 3.D. Risk Factors” in our 2022 Annual Report, as amended, on Form 20-F for the year ended October 31, 2022, which is incorporated in this prospectus supplement by reference. These risks include, but are not limited to, the following:

Risks Related to Our Business and Industry

●	We rely on China’s automotive industry for our net revenues and future growth, the prospects of which are subject to many uncertainties, including government regulations and policies. See “Risk Factors- Risks Related to Our Business and Industry- We rely on China’s automotive industry for our net revenues and future growth, the prospects of which are subject to many uncertainties, including government regulations and policies.” on page 5 of the 2022 Annual Report.

●	Our business is substantially dependent on our collaboration with our suppliers, including automakers, auto dealers, and automotive service providers, and our agreements with them typically do not contain long-term contractual commitments. See “Risk Factors- Risks Related to Our Business and Industry-Our business is substantially dependent on our collaboration with our suppliers, including automakers, auto dealers, and automotive service providers, and our agreements with them typically do not contain long-term contractual commitments” on page 5 of the 2022 Annual Report.

●	We may be affected by the perceptions about electric vehicle quality, safety, design, performance, and cost, especially if adverse events or accidents occur that are linked to the quality or safety of electric vehicles, and the speed of the vehicles and battery performance. See “Risk Factors- Risks Related to Our Business and Industry- We may be affected by the perceptions about electric vehicle quality, safety, design, performance, and cost, especially if adverse events or accidents occur that are linked to the quality or safety of electric vehicles, and the speed of the vehicles and battery performance.” on page 6 of the 2022 Annual Report.

●	We may be affected by perceptions about vehicle safety in general, particularly safety issues that may be attributed to the use of advanced technology, including electric vehicle and regenerative braking systems, battery overheating issues, and periodic maintenance requirements. See “Risk Factors- Risks Related to Our Business and Industry- We may be affected by perceptions about vehicle safety in general, particularly safety issues that may be attributed to the use of advanced technology, including electric vehicle and regenerative braking systems, battery overheating issues, and periodic maintenance requirements.” on page 6 of the 2022 Annual Report.

●	We may be affected by the limited range over which electric vehicles may be driven on a single battery charge and the speed at which batteries can be recharged. See “Risk Factors- Risks Related to Our Business and Industry- We may be affected by the limited range over which electric vehicles may be driven on a single battery charge and the speed at which batteries can be recharged.” on page 7 of the 2022 Annual Report.

●	We may fail to successfully grow or operate our franchise business as our franchisees may fail to operate the franchise stores effectively or we may be unable to maintain our relationships with our franchisees. See “Risk Factors- Risks Related to Our Business and Industry- We may fail to successfully grow or operate our franchise business as our franchisees may fail to operate the franchise stores effectively or we may be unable to maintain our relationships with our franchisees.” on page 8 of the 2022 Annual Report.

●	We may not be able to effectively monitor the operations of franchise stores. See “Risk Factors- Risks Related to Our Business and Industry- We may not be able to effectively monitor the operations of franchise stores.” on page 8 of the 2022 Annual Report.

●	Adverse publicity associated with our network marketing program, or those of similar companies, could harm our financial condition and operating results. See “Risk Factors- Risks Related to Our Business and Industry- Adverse publicity associated with our network marketing program, or those of similar companies, could harm our financial condition and operating results.” on page 9 of the 2022 Annual Report.

Risks Related to Our Corporate Structure

●	Previous contractual arrangements in relation to the PRC Operating Entities may be subject to scrutiny by the PRC tax authorities and they may determine that we or the PRC Operating Entities owe additional taxes, which could negatively affect our financial condition and the value of your investment. See “Risk Factors- Risks Related to Our Corporate Structure- Previous contractual arrangements in relation to the PRC Operating Entities may be subject to scrutiny by the PRC tax authorities and they may determine that we or the PRC Operating Entities owe additional taxes, which could negatively affect our financial condition and the value of your investment.” on page 10 of the 2022 Annual Report.

●

We may lose the ability to use and enjoy assets held by our PRC Operating Entities that are critical to the operation of our business if the any of the PRC Operating Entities declare bankruptcy or become subject to a dissolution or liquidation proceeding. See “Risk Factors- Risks Related to Our Corporate Structure- We may lose the ability to use and enjoy assets held by our PRC Operating Entities that are critical to the operation of our business if the any of the PRC Operating Entities declare bankruptcy or become subject to a dissolution or liquidation proceeding.” on page 10 of the 2022 Annual Report.

●

Our current corporate structure and business operations may be substantially affected by the newly enacted Foreign Investment Law. See “Risk Factors- Risks Related to Our Corporate Structure- Our current corporate structure and business operations may be substantially affected by the newly enacted Foreign Investment Law.” on page 10 of the 2022 Annual Report.

●

We are a holding company and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Ordinary Shares. See “Risk Factors-Risks Related to Doing Business in China- We are a holding company and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Ordinary Shares.” on page 10 of the 2022 Annual Report.

●	The approval or filing requirement of the China Securities Regulatory Commission may be required in connection with any future offing we may conduct, and, if required, we cannot predict whether we will be able to obtain such approval or complete such filings. ability to pay our parent company expenses or pay dividends to holders of our Ordinary Shares. See “Risk Factors- Risks Related to Our Corporate Structure- The approval or filing requirement of the China Securities Regulatory Commission may be required in connection with any future offing we may conduct, and, if required, we cannot predict whether we will be able to obtain such approval or complete such filings. ability to pay our parent company expenses or pay dividends to holders of our ordinary shares.” on page 11 of the 2022 Annual Report.

Risks Related to Doing Business in China

●	There are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. See “Risk Factors-Risks Related to Doing Business in China- There are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities.” on page 11 of the 2022 Annual Report.

●	PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from the offering and/or future financing activities to make loans or additional capital contributions to our PRC operating subsidiaries. See “Risk Factors-Risks Related to Doing Business in China- PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from the offering and/or future financing activities to make loans or additional capital contributions to our PRC operating subsidiaries.” on page 12 of the 2022 Annual Report.

●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations. See “Risk Factors-Risks Related to Doing Business in China- Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations.” on page 14 of the 2022 Annual Report.

●	Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and services and materially and adversely affect our competitive position. See “Risk Factors-Risks Related to Doing Business in China- Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and services and materially and adversely affect our competitive position.” on page 14 of the 2022 Annual Report.

●	Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders. See “Risk Factors-Risks Related to Doing Business in China- Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.” on page 15 of the 2022 Annual Report.

●	The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. See “Risk Factors-Risks Related to Doing Business in China-Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment” page 17 of the 2022 Annual Report.

●	The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if the VIE or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors. See “Risk Factors- The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if the VIE or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.” on page 19 of the of the 2022 Annual Report.

●	The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering. See “Risk Factors-Risks Related to Doing Business in China- The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.” on page 26 of the 2022 Annual Report.

Risks Related to Our Securities and this Offering

●	The trading price of the Ordinary Shares is volatile, which could result in substantial losses to investors. See “Risk Factors-Risks Related to Our Ordinary Shares- The trading price of the ordinary shares is volatile, which could result in substantial losses to investors.” on page 30 of the 2022 Annual Report.

●	Techniques employed by short sellers may drive down the market price of the Ordinary Shares. See “Risk Factors-Risks Related to Our Ordinary Share- Techniques employed by short sellers may drive down the market price of the ordinary shares.” on page 31 of the 2022 Annual Report.

●	Our memorandum and articles of association contain anti-takeover provisions that could materially adversely affect the rights of holders of our Ordinary Shares. See “Risk Factors-Risks Related to Our Ordinary Share- Our memorandum and articles of association contain anti-takeover provisions that could materially adversely affect the rights of holders of our ordinary shares.” page 32 of the 2022 Annual Report.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies. See “Risk Factors-Risks Related to Our Ordinary Share- We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.” on page 32 of the 2022 Annual Report.

●	To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries and the VIE by the PRC government to transfer cash or assets. See “Risk Factors- Risks Related to Our Securities and this Offering- To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries and the VIE by the PRC government to transfer cash or assets.” on page S-13 of this prospectus supplement.

Corporate Information

Our principal executive office is located at No.168 Qianjiang Nongchang Gengwen Road, Suite 1501, 15th Floor, Economic and Technological Development Zone, Xiaoshan District, Hangzhou City, Zhejiang Province, China 310000. The telephone number of our principal executive offices is +86-0571-82651956. Our registered agent in the Cayman Islands is Osiris International Cayman Limited. Our registered office and our registered agent’s office in the Cayman Islands are both located at Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc.

The SEC maintains an internet site at http://www.sec.gov that contains reports, information statements, and other information regarding issuers that file electronically with the SEC.

Business overview

General

Our revenues consist of (i) NEVs sales in our company-owned store and NEVs sales supplied to our franchisees; (ii) initial franchisee fees of RMB 4,000,000, or approximately US$575,500, for each franchise store, payable over time based on performance obligations of the parties, from our franchisees; and (iii) on-going royalties based on 10% percent of net incomes from our franchisees. These fees, along with operating rights, are stipulated in our franchise agreements.

We source NEVs through more than twenty NEV manufacturers, including BYD, Geely, and Chery, as well as battery/component manufacturers such as Beijing Zhongdian Boyu, Shenzhen Jishuchongke and Youbang Electronics which focus on manufacturing charging piles, and Guoxuan Gaoke, and Futesi in battery production. We are able to access more brands and obtain more competitive pricing to attract potential franchisees and to meet customer demands. On the capital side, we introduce franchisees to various capital platforms including Beijing Tianjiu Xingfu Control Group and Qinghua Qidi Zhixing, through which our franchisees and their vehicle buyers can obtain financing. Our business partners help us in providing a variety of products and extend our geographic reach.

Benefiting from favorable state policies subsidizing the NEV industry, China’s NEVs production started flourishing around 2015 and 2016, pursuant to the 2016-2020 New Energy Vehicle Promotion Fiscal Support Guidance and Notice regarding “the Thirteenth Five-year Plan” New Energy Vehicles Battery Infrastructure Support Policy. In 2016, China released a series of financial subsidy policies targeted at NEV production. We conducted market research in 2016 and eventually launched our business in 2017. We have built a full-scale modern business management operation, supported by our operations department and marketing department. We aim to build an online-offline operating system in which our headquarters effectively empowers our franchisees with our brand recognition, client source, financial support, operating and transportation assistance through the online platform. Our fully-developed supply chain will provide solid support for store location expansion. Our franchisees’ conformity to Jiuzi’s standards will help us in our business expansion and implementation of our growth strategy.

We plan to adopt an innovative one-stop vehicle sales model for our vehicle buyers, who is expected to have access to more brands, better services and more affordable pricing. Our current business model is focused on vehicle selection and purchase, which provides buyers with multi-brand price comparison and test-driving experience. Through the online platform, we are currently developing, we expect to provide a multi-dimensional service platform and a one-stop experience covering online vehicle selection and purchase and off-line vehicle delivery and maintenance. Our app will provide potential buyers with information on various car brands and models, as well as services to register vehicles, make appointments for maintenance, repairs, and remote error diagnosis services, etc.

Franchise Arrangement and Business Model

The Company, through the PRC Operating Subsidiaries, owns 1.25% of the shares in each of its franchise stores. Initially, the franchisees are established with the Company being a 51% owner solely for the purpose of allowing the franchisees to register their business names to include “Jiuzi” with the local business bureau. However, the Company had no having actual control over the management of franchisees other than conforming to the “Jiuzi” business model. The requirement has been changed over time and currently the franchisees are able to register their business names to include “Jiuzi” as long as the Company has some ownership interest (without any specific equity interest being specified) in the franchise business. The Company and the franchisees agreed to designate 1.25% of the equity interests in the franchisees to the Company. Such ownership interest entitles the Company’s right as a minority shareholder, including the right to inspect the franchisees’ books and records so that the Company can collect royalties as discussed below.

Under our franchise arrangement, the Company is responsible for interior renovation, décor and signs in the store location agreed to by the parties, providing training and assistance to franchisees in launching franchise stores. Franchisees are responsible for securing the lease on the land and building for the store location, operating and managing the business, providing capital to develop and open new stores. On average, it takes about ten months from entering into the franchise agreement, determining store location, completing renovations, and training new staff to eventually launching the franchise store. The size of our franchise stores ranges from 5,000 to 12,000 square feet.

The Company requires franchisees to meet rigorous standards, including operation procedures and customer services. The business relationship with franchisees is designed to facilitate consistency and quality at all of Jiuzi’s franchise stores.

Franchisees may exercise discretion in making some business decisions within the parameters established by our operating procedures, marketing concepts and vehicle pricing strategies. For example, in terms of marketing strategy, we will regularly set up a unified activity plan or marketing plan to promote the franchisees. Franchisees have the discretion to decide whether to participate, or set up their own marketing plan to promote their franchise stores and sales. In terms of vehicle pricing, we usually provide franchisees two pricings, one is the vehicle cost or the manufacturing price, and the other is the suggested sales price. The franchisees have the discretion to set up their own sales price; however, if the sales price is lower than the vehicle cost or the manufacturing price, the franchisees are required to make up the difference to us.

The Company generally does not invest any capital other than payment of rent in the first year. Our revenue sources comprise (i) NEV sales in our Company-owned store and NEV sales supplied to our franchisees; (ii) initial franchise fees of RMB 4,000,000, or approximately US$575,500, for each franchise store, payable over time based on the performance obligations of the parties, from our franchisees, as disclosed above, and (iii) on-going royalties based on 10% percent of the net incomes from our franchisees. This structure enables us to generate significant and predictable levels of cash flow. For the year ended October 31, 2022, 5% of our revenues was generated through initial franchise fees while 95% was generated through NEV sales.   For the year ended October 31, 2021, 85% of our revenues was generated through initial franchise fees while 15% was generated through NEV sales. We have not generated any revenue from the franchisees’ royalties.

The franchise fee of an aggregate of RMB 4,000,000, or approximately US$575,500, is payable to us as franchisor in installments as follows:

●	Pre-launching first trimester: It takes approximately two months to finalize franchising contracts with our franchisees and start the site preparation. Meanwhile, our franchisees will obtain governmental permits for the business and receive marketing training. The total franchise fee payable for this period is RMB 600,000, or approximately US$86,320.

●	Pre-launching second trimester: It takes approximately three months for this period. We hold marketing events, have franchisees visit existing franchise stores and start industry knowledge and product training. We start marketing in industry magazines and connect financial agencies to the franchisees. The total franchise fee payable for this period is RMB 400,000, or approximately US$57,550.

●	Pre-launching third trimester: It takes approximately two months to finalize this pre-launching step. Franchisees will determine the final locations of the stores. We will start pre-operation training, prepare promotional materials, hire and train crucial staff. The total franchise fee payable for this period is RMB 400,000, or approximately US$57,550.

●	Preliminary store operation period: It takes approximately three months to finalize the authorization of Jiuzi brand and trademark usage in the franchise store, complete core staff recruitment and sales training, complete construction and/or renovation of the stores, and trial operation, etc. The total franchise fee payable for this period is RMB 1,800,000, or approximately US$258,980. Official operation period: we will introduce franchisees to various agencies for their insurance needs and financial needs, connect franchisees to after-sales service companies and continue staff and sales training, as well as provide marketing support. The total franchise fee payable for this period is RMB 800,000, or approximately US$115,100.

Pursuant to the franchise agreement, we provide up to RMB 1,000,000 (or approximately US$147,260) interest-free loan advances to the franchisees as pre-launching capital on a needed basis. The term of the loans is 18 months. If the franchisee fails to repay the advances within three months of the maturity date, we have the right to unilaterally terminate the franchise agreement. However, the franchisee may apply for an additional loan advance or extend the repayment period, subject to our approval. We do not provide financing to franchisees other than the loan advancements.

We source NEVs through various automobile manufacturers, including BYD, Geely, Ruichi, Jimai,Leapmotor, Reading and battery/component factories such as Beijing Zhongdian Boyu, Shenzhen Jishuchongke, Guoxuan Gaoke, and Futesi, for vehicle supplies.    We are able to access more brands and obtain more affordable pricing to attract potential franchisees and to meet customer demands.  On the capital side, we introduce franchisees to various capital platforms including Beijing Tianjiu Xingfu Control Group and Qinghua Qidi Zhixing. We also partner with multiple established financial service providers, through which our vehicle buyers may receive financing services. The financing arrangement will be negotiated and stipulated between the borrower and the financial service provider. Our business partners help us in providing a comprehensive range of products, broad operating regions and full-scale services.

Geographically, our business is focused in third- and fourth-tier cities due to: (i) increased demand for NEVs because of their affordability, choice of vehicle selections and lower travel costs of NEVs as compared to traditional fuel vehicles; (ii) third- and fourth-tier cities vehicle buyers mostly using the NEVs to travel locally and battery recharging is convenient locally; (iii) the marketing and promotional costs are lower in third- and fourth-tier cities, and we can develop greater brand awareness in a shorter time; (iv) we being able to attract more franchisees as initial investment costs are lower as a result of more affordable leases and vehicles, lower overall costs in the construction of franchise stores, employee training and salaries in third- and fourth-tier cities; and (v) less competition in NEV sales in third- and fourth-tier cities compared to first- and second-tier cities, which are more established with traditional fuel vehicles and more well-known brands.

Supply Chain

We source vehicles through cooperation with various parties including manufacturers, battery factories and 4S stores, etc. and then distribute them to franchisees to meet local vehicle buyers’ demands. We enter into letter of intents, or LOIs, for cooperation on sales and services of NEVs with automobile manufacturers which become binding when we pay the deposit (usually between approximately US$7,000 to US$15,000) within seven business days of the execution of the LOI. The non-exclusive LOI usually has a one-year term and can be extended as negotiated by the parties. Under the LOI, we are permitted to sell the NEVs from such manufacturer in the permitted geographic area on a non-exclusive basis. We are committed to renovating the franchise stores and training the staff pursuant to such manufacturer’s standards and requirements. For the specific number of vehicles, brands and models, we will reach an oral agreement with such manufacturer based on market demand. If we fail to take steps to construct the stores, meet the construction standard as agreed to by the parties, or delay on payment, the automobile manufacturers are entitled to terminate the LOI. We do not have written agreements with battery factories and 4S stores for the supply of NEVs.

We obtain vehicle ownership when we purchase NEVs from our suppliers, and subsequently place vehicles to our franchisees’ market channels. End vehicle buyers will be responsible for title transfer, insurance and financing, if applicable. When the vehicles are sold, the franchisees will pay back to us the costs for the vehicles. We generate a small amount of revenues through the sales of NEVs supplied to the Company’s franchisees.

NEV Manufacturers: Manufacturers usually provide the most favorable pricing. However, they usually require the purchase of a larger quantity of vehicles at a time. We cannot return unsold vehicles to manufacturers. We will source more vehicles from NEVs manufacturers in the future if we have more franchise stores and increased vehicle demand.

Battery/Component Factories: Battery or other component factories usually have NEVs in stock because NEVs manufacturers routinely enter into agreements with battery factories where battery factories supply batteries to NEVs manufacturers. Some NEVs manufacturers with temporary cashflow difficulties use NEVs as payments to battery factories. We purchase such NEVs from battery factories at favorable prices that are lower than prices offered by 4S stores. However, we will need to make full payment for vehicles procured through this source, and we do not have the option to return unsold vehicles to battery/component factories.

4S Stores: Traditional 4S stores have reputable quality vehicles and relatively friendly refund policies. We only need to pay security deposits for the vehicles, which is usually 30%-50% of the full price. Their return policy is usually more flexible and we can return the unsold vehicles to 4S stores. We source selected vehicles from 4S stores as they usually require a smaller advance and have flexible return policies. We are usually able to purchase the vehicles from the 4S stores at the base cost of the vehicles. In this case, our sales strategy is to sell at a price higher than the purchase price and slightly lower than the selling price at the 4S stores. Therefore, our pricing is still competitive to the 4S stores.

Marketing and Branding

We, through our PRC Operating Subsidiaries, focus our marketing efforts in third-fourth-fifth tier cities in China, where the NEV market is still relatively unexplored. We build our brand image by connecting the concept of NEVs to our brand name, focusing on a broad selection of brands and affordable pricing. We use online advertising platforms to promote our brand image, such as WeChat, Weibo and Tik Tok. We also partner with a variety of marketing companies including Qidizhixing and Tianjiuxingfu Holdings, who help us find the right platform for our marketing. To strengthen our brand recognition, we use a uniformed storefront image and set of store interior designs.

In addition, we promote our brand through our Jiuzi New Energy Vehicle Life Club. Our club members mainly consist of vehicle buyers and their families as well as general public who are interested in NEVs. We regularly arrange social activities among members, including outdoor activities, movie nights, test driving event, vehicle owner cultural events and charity events, etc. We are devoted to enhancing member relations and promoting an active lifestyle, through which we strengthen our brand recognition. We also hold seminars for the public about the economic and environmental benefits of NEVs.

We value our brand reputation. Part of the sales in our Shangli store and franchisees’ stores are depending on word-of-mouth and referral from existing vehicle buyers. We have adopted a series of brand image maintenance approaches. We regularly dispatch training staff specializing in NEVs information to provide training to our franchisees on topics including NEVs performance and customer service experience. Franchisees will not be charged additional fees for the training services.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering equity securities, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.25 billion, (3) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which will occur when the market value of our Ordinary Shares held by non-affiliates exceeds $700 million as of the end of the second quarter of any fiscal year, or (4) the date on which we have issued more than an aggregate of $1.0 billion in non-convertible debt during the prior three-year period.

Implications of Being a Foreign Private Issuer

We are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4(c) under the Exchange Act. As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example:

●	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

THE OFFERING

Securities Offered:	1,395,151 Ordinary Shares

Public Offering Price of Ordinary Shares	$1.65 per Ordinary Share

Ordinary Shares Outstanding Immediately Before the Offering	2,584,794 Ordinary Shares

Ordinary Shares to be Outstanding Immediately After this Offering	3,979,945 Ordinary Shares

Use of Proceeds:	We estimate the net proceeds from this offering will be approximately $2 million, after deducting placement agent discounts and commissions and estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-14 of this prospectus supplement.

Risk Factors:	Investing in our shares involves a high degree of risk. See “Risk Factors” beginning on page S-13 of this prospectus supplement, on page 18 of the accompanying prospectus and in our 2022 Annual Report on Form 20-F filed with the SEC, on March 15, 2023, for a discussion of certain factors you should consider before investing in our shares.

Market for the Ordinary Shares	Our Ordinary Shares are traded on the Nasdaq Capital Market under the symbol “JZXN.”

RISK FACTORS

You should carefully consider the following material risk factors described below, together with other information in this prospectus supplement, the accompanying base prospectus and our Annual Reports on Form 20-F under Item 3, “Risk Factors” for the year ended October 31, 2022, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, before you make a decision to invest in our shares of Ordinary Shares. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth could be seriously impacted. As a result, the trading price, if any, of our Ordinary Shares could decline and you could lose part or all of your investment.

Risks Related to Our Securities and this Offering

Since we have some discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose.  Accordingly, subject to any agreed upon contractual restrictions under the terms of the Securities Purchase Agreement, our management will have some flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and subject to any agreed upon contractual restrictions under the terms of the purchase agreement, you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.  It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Future sales of our ordinary shares may cause the prevailing market price of our shares to decrease.

The issuance and sale of additional ordinary shares or securities convertible into or exercisable for ordinary shares could reduce the prevailing market price for our ordinary shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of ordinary shares issued upon the exercise of our outstanding options could further dilute the holdings of our then existing shareholders.

There has been and may continue to be significant volatility in the volume and price of our ordinary shares on the Nasdaq Capital Market.

The market price of our ordinary shares has been and may continue to be highly volatile. Factors, including changes in the industry we operate in, changes in the Chinese economy, potential infringement of our intellectual property, competition, concerns about our financial position, operations results, litigation, government regulation, developments or disputes relating to agreements, patents or proprietary rights, may have a significant impact on the market volume and price of our stock. Unusual trading volume in our shares occurs from time to time.

To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

The transfer of funds and assets among Jiuzi Holdings, its Hong Kong and PRC subsidiaries is subject to restrictions. The PRC government imposes controls on the conversion of the RMB into foreign currencies and the remittance of currencies out of the PRC. In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises, unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident.

As of the date of this prospectus supplement, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future.

As a result of the above, to the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

USE OF PROCEEDS

We estimate the net proceeds from this offering will be approximately $2 million, after deducting placement agent commissions and discounts, and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. As a result, our management will retain broad discretion in the allocation and use of the net proceeds of this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. Pending application of the net proceeds for the purposes as described above, we expect to invest the net proceeds in short-term, interest-bearing securities, investment grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government.

CAPITALIZATION

Effective July 10, 2023, the Company effected a reverse share split of its outstanding ordinary shares, par value $0.001 per share (the “Ordinary Shares”), at a ratio of 1-for-18. Following the reverse share split, the Company’s ordinary shares have a par value of $0.018 per share.

The following table sets forth our actual cash and cash equivalents and our capitalization as of October 31, 2022:

●	on an actual basis;

●	on an as adjusted basis to give effect to the issuance and sale of the 1,395,151 Ordinary Shares in this offering at a public offering price of $1.65 per Ordinary Share, after deducting estimated offering fees and expenses payable by us.

You should read this table together with our consolidated financial statements and the related notes and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2022 Annual Report on Form 20-F for the year ended October 31, 2022, filed with the SEC on March 15, 2023, which is incorporated by reference herein.

	As of October 31, 2022
	Actual	Pro Forma
Total cash, cash equivalents, and restricted cash	$2,370,632	$4,386,491
Total current liabilities	$8,334,530	$8,334,530
Shareholder’ equity
Ordinary Share, $0.018 par value; 8,333,333 authorized; 1,363,629 issued and outstanding as of October 31, 2022	$24,545	$38,497
Additional paid-in capital	15,444,233	17,460,092
Statutory Reserve	891,439	891,439
Retained Earnings	(9,342,111)	(9,643,251)
Accumulated other comprehensive income	(1,074,299)	(1,074,299)
Non-controlling interests	137,413	137,413
Total shareholders’ equity	6,081,220	7,809,891
Total Liabilities and Equity	$15,326,174	$17,342,033

The information above is based on 1,363,629 Ordinary Shares issued and outstanding as of October 31, 2022.

DILUTION

Investors of our Ordinary Shares offered by this prospectus supplement and the accompanying prospectus will experience an immediate dilution in the net tangible book value of their Ordinary Shares from the offering price of the Ordinary Shares. The net tangible book value represents the amount of our total assets less our total liabilities, excluding goodwill and intangible assets. The net tangible book value of our Ordinary Shares as of October 31, 2022 was approximately $6.08 million or $0.248 per share. Net tangible book value per share of our Ordinary Shares is equal to our net tangible assets (tangible assets less total liabilities) divided by the number of Ordinary Shares issued and outstanding as of October 31, 2022.

Our pro forma as adjusted net tangible book value of our Ordinary Shares as of October 31, 2022 gives effect to the sale of the Ordinary Shares at the offering price of $1.65 per share, prior to deducting the estimated offering expenses. We will have 3,979,945 shares of our Ordinary Shares outstanding upon completion of this offering. Our post offering pro forma net tangible book value as of October 31, 2022, which gives effect to the receipt of the net proceeds from this offering and the issuance of additional shares of our Ordinary Shares in the offering, but does not take into consideration any other changes in our net tangible book value after October 31, 2022, will be approximately $7.8 million, or $0.203 per share. This would result in decrease of dilution to investors in this offering of approximately $0.04 per share.

The following table sets forth the estimated net tangible book value per share after this offering and the dilution to persons purchasing share of our Ordinary Shares in this offering based on the foregoing offering assumptions.

Per Ordinary Share
Offering price per share	$1.65
Net tangible book value per share as of October 31, 2022	$0.248
Increase per share attributable to existing investors	$0.04
Adjusted net tangible book value per share after giving effect to this offering	$0.203
Dilution per share to new investors	$0.08

The total number of our Ordinary Shares reflected in the discussion and tables above is based on 1,363,629 Ordinary Shares outstanding as of October 31, 2022.

DESCRIPTION OF OUR SECURITIES

We are offering 1,395,151 Ordinary Shares pursuant to this prospectus supplement and the accompanying prospectus. For a description of the Ordinary Shares being offered hereby, please see “Description of Ordinary Shares” in the accompanying prospectus.

PLAN OF DISTRIBUTION

Placement Agency Agreement and SPA

Spartan Capital Securities LLC has agreed to act as the exclusive Placement Agent in connection with this offering subject to the terms and conditions of the Placement Agency Agreement, dated July 17, 2023. The Placement Agent is not purchasing or selling any securities offered by this prospectus supplement, nor is the Placement Agent required to arrange the purchase or sale of any specific number or dollar amount of our securities, but has agreed to use its “reasonable best efforts” to arrange for the sale of our securities.

We have entered into the Securities Purchase Agreement (the “Securities Purchase Agreement” or “SPA”) directly with the investors in this offering pursuant to which we plan to sell to such investors an aggregate of up to $2,500,000 worth of (i) Ordinary Shares and (ii) Pre-Funded Warrants exercisable for Ordinary Shares. We negotiated the price for the Ordinary Shares and the Pre-Funded Warrants offered in this offering with the investors. The factors considered in determining the price of the Ordinary Shares and Pre-Funded Warrants included the recent market price of our Ordinary Shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  As an underwriter, the Placement Agent is required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of Ordinary Shares and Pre-Funded Warrants by the Placement Agent. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time in the ordinary course of their respective businesses, the Placement Agent or its affiliates have in the past or may in the future engage in investment banking and/or other services with us and our affiliates for which it has or may in the future receive customary fees and expenses.

We agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the investors as well as under certain other circumstances described in the Securities Purchase Agreement.

Fees and Expenses

We have agreed to pay the Placement Agent upon the closing of this offering (1) a cash fee equal to 7% of the aggregate purchase price of the securities offered under this prospectus supplement and accompanying prospectus; and (2) up to $55,000 to reimburse the Placement Agent for its out-of-pocket expenses (including counsel fee).

We have agreed to indemnify the Placement Agent and certain other persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended. We also have agreed to contribute to payments the Placement Agent may be required to make in respect of such liabilities.

The following table shows per share and total cash placement agent’s fees we will pay to the Placement Agent in connection with the sale of the Ordinary Shares pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the Ordinary Shares offered hereby:

	Per Ordinary Shares	Total
Offering Price	$1.65	$2,301,999
Placement Agent’s Fees	$0.579	$161,140
Proceeds to us, before expenses, to us	$7.691	$2,140,859

The table above does not reflect the reimbursement of the Placement Agent for all travel and other out-of-pocket expenses, including the reasonable fees, costs and disbursements of its legal counsel.

We estimate expenses payable by us in connection with this offering, other than the Placement Agent’s fees and expenses referred to above, will be approximately $161,140.

After deducting certain fees and expenses due to the Placement Agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $2 million.

Delivery of Ordinary Shares

Delivery of our Ordinary Shares issued and sold in this offering will be no later than the second trading day following the closing of this transaction.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is Transhare Corporation. The transfer agent and registrar’s address is Bayside Center 1, 17755 North US Highway 19, Suite # 140 Clearwater FL 33764.

Listing

Our Ordinary Shares are quoted on the Nasdaq Capital Market under the trading symbol “JZXN”.

LEGAL MATTERS

Certain legal matters governed by the laws of the Cayman Islands with respect to the validity of the offered securities will be opined upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters governed by the laws of New York will be passed upon for us by Hunter Taubman Fischer & Li LLC. Bevilacqua PLLC, New York, New York, is counsel to the Placement Agent in connection with this offering.

EXPERTS

The financial statements as of October 31, 2022 and 2021, and for the year then ended included in this prospectus supplement have been so included in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The U.S. Securities and Exchange Commission allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We hereby incorporate by reference into this prospectus supplement the following documents that we have filed with the SEC under the Exchange Act:

●	our Current Reports on Form 6-K filed on April 7, 2023, April 26, 2023, May 10, 2023, May 25, 2023, and June 29, 2023;

●	our Annual Report on Form 20-F for the year ended October 31, 2022, filed on March 15, 2023; and

●	The description of our Ordinary Shares contained in our registration statement on Form 8-A12B filed on May 11, 2021, and Registrant’s Registration Statement on Form F-1 (File No. 333-248416), as initially filed with the Securities and Exchange Commission on August 26, 2020, as it may be further amended from time to time.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Any statement contained in a document we incorporate by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the Securities and Exchange Commission and incorporated by reference herein prior to the termination of this offering) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

You may obtain a copy of these filings, without charge, by writing or calling us at:

JIUZI HOLDINGS, INC.

No.168 Qianjiang Nongchang Gengwen Road, 15th Floor

Economic and Technological Development Zone

Xiaoshan District, Hangzhou City

Zhejiang Province 310000

People’s Republic of China

+86-0571-82651956

Attention: Investor Relations

Except for the documents incorporated by reference as noted above, we do not incorporate into this prospectus supplement any of the information included on our website.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to our Ordinary Shares offered by this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information regarding the Ordinary Shares and us, please refer to the registration statement and the exhibits filed as part of the registration statement.

We maintain a corporate website at http://m.zjjzxny.cn/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

Jiuzi Holdings Inc.

$200,000,000

Ordinary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Debt Securities

Convertible Debt Securities

Rights

Units

We may, from time to time, in one or more offerings, offer and sell up to $200,000,000 of any combination, together or separately, of our ordinary shares, with a par value of US$0.001 each, share purchase contracts, share purchase units, warrants, debt securities, convertible debt securities, rights or units, which we collectively refer to as the “securities”. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $200,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. This prospectus provides a general description of the securities we may offer. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution”.

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “JZXN”. On November 22, 2022 the last reported sale price of our ordinary shares on Nasdaq Capital Market was $0.165 per ordinary share. Our stock price is volatile. During the 12 months prior to the date of this prospectus, our ordinary share has traded at a low of $0.16 and a high of $2.26. There has been no change recently in our financial condition or results of operations that is consistent with the recent change in our stock price.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering equity securities, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (3) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which will occur when the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of the second quarter of any fiscal year, or (4) the date on which we have issued more than an aggregate of $1.0 billion in non-convertible debt during the prior three-year period.

Any references to “Jiuzi” are to Jiuzi Holdings Inc., the holding company and any references to “we”, “us”, “our Company,” “the Company,” or “our” are to Jiuzi Holdings Inc. and its subsidiaries. We conduct operations through Zhejiang Jiuzi New Energy Vehicles Co., Ltd., or Zhejiang Jiuzi, the variable interest entity, or VIE, in China. The VIE is consolidated for accounting purposes but is not an entity in which we own equity, and that the holding company Jiuzi does not conduct operations.

Jiuzi is a Cayman Islands incorporated holding company and it does not conduct operations. Jiuzi conducts business through its subsidiaries and the VIE in China. Investors are cautioned that you are not buying shares of a China-based operating company but instead are buying shares of a Cayman Islands holding company with operations conducted by its subsidiaries and the VIE.

Jiuzi is a Cayman Islands incorporated holding company, conducting business through its subsidiaries and the VIE’s operation in China. Jiuzi conducts its business through variable interest entity structure. For more details of risks related to our corporate structure, see “Risk Factors- Risks Related to Our Corporate Structure- If the PRC government deems that the contractual arrangements in relation to Zhejiang Jiuzi, the consolidated variable interest entity, do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.” on pages 8 of item 3, D of the 2021 Annual Report. Additionally, such corporate structure entails risks that would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. The VIE contracts have not been tested in a court of law, and the VIE structure is not used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies.

Cash is transferred through our organization in the manner as follows: (i) Jiuzi may transfer funds to the Jiuzi WFOE, through its Hong Kong subsidiary, Jiuzi (HK) Limited, or Jiuzi HK, by additional capital contributions or shareholder loans, as the case may be; (ii) Jiuzi WFOE may provide loans to the VIE, subject to statutory limits and restrictions; (iii) funds from the VIE to Jiuzi WFOE are remitted as services fees; and (iv) Jiuzi WFOE may make dividends or other distributions to us through Jiuzi HK. Jiuzi is permitted under the Cayman Islands laws to provide funding to our subsidiaries in Hong Kong and PRC through loans or capital contributions without restrictions on the amount of the funds, subject to satisfaction of applicable government registration, approval and filing requirements. Jiuzi HK is also permitted under the laws of Hong Kong to provide funding to Jiuzi through dividend distribution without restrictions on the amount of the funds. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Jiuzi HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, our Company, our subsidiaries, and the VIE have not distributed any earnings or settled any amounts owed under the VIE Agreements, and there has been no distribution of dividends or assets among the holding company, the subsidiaries or the VIE. Our Company, our subsidiaries, and the VIE do not have any plan to distribute earnings or settle amounts owed under the VIE Agreements in the foreseeable future. As of the date of this prospectus, none of our subsidiaries or VIEs have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. However, if we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will be dependent on receipt of funds from Zhejiang Jiuzi by way of dividend payments. We currently have not maintained any cash management policies that dictate the purpose, amount and procedure of cash transfers between the Company, our subsidiaries, or the VIE. To the extent cash in the business is in the PRC or Hong Kong or our PRC or Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us, our subsidiaries, or the consolidated VIE by the PRC government to transfer cash.

Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or the SAFE, by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for transfer of funds involving money laundering and criminal activities. Cayman Islands law prescribes that a company may only pay dividends out of its profits. Other than that, there is no restrictions on Jiuzi’s ability to transfer cash between us, our subsidiaries, the consolidated VIE or to investors. See “Prospectus Summary – Transfers of Cash to and from Our Subsidiaries,” See “Transfers of Cash Between Our Company and Our Subsidiaries” and “Condensed Consolidating Schedule and Consolidated Financial Statements” of the Prospectus Summary and “Prospectus Summary – Summary of Risk Factors,” and “Risk Factors - Risks Related to Doing Business in China - To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets,” and “Risk Factors - Risks Related to Doing Business in China - We rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business”.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the “Risk Factors’’ beginning on page 18 before you make your investment decision.

Because of our corporate structure, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of internet technology companies, and regulatory review of oversea listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the VIE Agreements. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. The VIE Agreements may not be effective for the consolidation of the VIE under U.S. GAAP. We may also be subject to sanctions imposed by PRC regulatory agencies including Chinese Securities Regulatory Commission if we fail to comply with their rules and regulations. If the Chinese regulatory authorities disallow this VIE structure in the future, it will likely result in a material change in our financial performance and our results of operations and/or the value of our ordinary shares, which could cause the value of such securities to significantly decline or become worthless. For a detailed description of the risks relating to the VIE structure, doing business in the PRC, and the offering as a result of the structure, see “Risk Factors - Risks Related to Our Corporate Structure,” and “Risk Factors - Risks Related to Doing Business China” on pages 9 of item 3, D of the 2021 Annual Report.

Additionally, we are subject to certain legal and operational risks associated with the VIE’s operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks will likely result in a material change in the VIE’s operations, significant depreciation of the value of our ordinary shares, or a complete hinderance of our ability to offer or continue to offer our securities to investors. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. As of the date of this prospectus, neither we nor Zhejiang Jiuzi has been involved in any investigations or received any inquiry, notice, warning, or sanctions regarding our continued listing and offering of securities from the China Securities Regulatory Commission or any other PRC governmental authorities. Based on the advice of our PRC counsel, Capital Equity Legal Group, we will not be subject to cybersecurity review with the Cyberspace Administration of China, or the “CAC,” pursuant to the Cybersecurity Review Measures, which became effective on February 15, 2022 because (1) we currently do not have over one million users’ personal information; (2) we do not collect data that affects or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries and the VIEs, our ability to accept foreign investments, and our continued listing on an U.S. exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us, our subsidiaries, or the VIEs to obtain regulatory approval from Chinese authorities for our continued listing in the U.S. In other words, although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if we or our subsidiaries or the VIE (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental with little advance notice. Our HK subsidiaries is a holding company, and does not have any business operation. Therefore, we are not subject to various regulations in HK, including regulations resulting in oversight over data security, regarding our business operations.

Pursuant to the Holding Foreign Companies Accountable Act, (the “HFCAA”), if the Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. The PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations.  On June 22, 2021, United States Senate has passed the Accelerating Holding Foreign Companies Accountable Act (the “Accelerating HFCAA”), which, if enacted, would decrease the number of “non-inspection years” from three years to two years, and thus, would reduce the time before our securities may be prohibited from trading or delisted if the PCAOB determines that it cannot inspect or investigate completely our auditor. As of the date of the prospectus, WWC, P.C. (“WWC”), our auditor, is not subject to the determinations as to inability to inspect or investigate completely as announced by the PCAOB on December 16, 2021. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “Statement of Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The terms of the Statement of Protocol would grant the PCAOB complete access to audit work papers and other information so that it may inspect and investigate PCAOB-registered accounting firms headquartered in China and Hong Kong. According to the PCAOB, its December 2021 determinations under the HFCAA remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCA Act may result in the PCAOB reaffirming, modifying or vacating the determination. However, recent developments with respect to audits of China-based companies create uncertainty about the ability of WWC to fully cooperate with the PCAOB’s request for audit workpapers without the approval of the Chinese authorities. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA ultimately result in a determination by a securities exchange to delist the Company’s securities. See “Risk Factors — Risks Related to Doing Business in China – The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering” beginning on page 26 of the 2021 Annual Report.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Neither the Securities and Exchange Commission, Cayman Islands, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______________, 2022

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $200,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions that stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. This prospectus may be supplemented by a prospectus supplement that may add, update, or change information contained or incorporated by reference in this prospectus. Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation by Reference” and the additional information described below under “Where You Can Get More Information.”

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

Except where the context otherwise requires and for purposes of this prospectus only, “we,” “us,” “our,” “our company,” and the “Company” refer to Jiuzi Holdings Inc. and its subsidiaries.

●	“Guangxi Zhitongche” refers to Guangxi Nanning Zhitongche New Energy Technology Co., Ltd., a PRC company which is 90% owned by Hangzhou Zhitongche;

●	“Hangzhou Zhitongche” refers to Hangzhou Zhitongche Technology Co., Ltd., a PRC company wholly owned by Zhejiang Jiuzi;

●	“Jiuzi HK” refers to Jiuzi (HK) Limited, a limited liability company organized under the laws of Hong Kong;

●	“Jiuzi New Energy” refers to Zhejiang Jiuzi New Energy Network Technology Co., Ltd., a PRC company wholly owned by Zhejiang Jiuzi;

●	“Jiuzi WFOE” refers to Zhejiang Navalant New Energy Automobile Co. Ltd, a limited liability company organized under the laws of the PRC, which is wholly-owned by Jiuzi HK;

●	“Shangli Jiuzi” refers to Shangli Jiuzi New Energy Vehicles Co., Ltd., a PRC company and 59% owned subsidiary of Zhejiang Jiuzi;

●	“VIE” refers to Zhejiang Jiuzi, the variable interest entity;

●	“VIE Agreements” refers to a series of contractual arrangements, including the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement and the Share Pledge Agreement between Jiuzi WFOE and VIE; and

●	“Zhejiang Jiuzi” refers to Zhejiang Jiuzi New Energy Vehicles Co., Ltd., the VIE in the PRC

We have relied on statistics provided by a variety of publicly available sources regarding China’s expectations of growth. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

ii

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

iii

OUR COMPANY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

Overview

We, through the VIE, franchise and operate retail stores under brand name “Jiuzi”, which sell new energy vehicles, or NEVs, in third-fourth tier cities in China. Almost all of the NEVs we sell are battery-operated electric vehicles. We also sell a few plug-in electric vehicles on demand from vehicle buyers. As of the date hereof, we have 31 operating franchise stores and one company-owned store in China. The business relationship between Jiuzi and its independent franchisees is supported by adhering to standards and policies and is of fundamental importance to the overall performance and protection of the “Jiuzi” brand.

Primarily a franchisor, our franchising model enables an individual to be its own employer and maintain control over all employment-related matters, marketing and pricing decisions, while also benefiting from our Jiuzi brand, resources and operating system. In collaboration with franchisees, we are able to further develop and refine our operating standards, marketing concepts and product and pricing strategies.

Our revenues consist of (i) NEVs sales in our company-owned store and NEVs sales supplied to our franchisees; (ii) initial franchisee fees of RMB 4,000,000, or approximately US$575,500, for each franchise store, payable over time based on performance obligations of the parties, from our franchisees; and (iii) on-going royalties based on 10% percent of net incomes from our franchisees. These fees, along with operating rights, are stipulated in our franchise agreements.

We source NEVs through more than twenty NEV manufacturers, including BYD, Geely, and Chery, as well as battery/component manufacturers such as Beijing Zhongdian Boyu, Shenzhen Jishuchongke and Youbang Electronics which focus on manufacturing charging piles, and Guoxuan Gaoke, and Futesi in battery production. We are able to access more brands and obtain more competitive pricing to attract potential franchisees and to meet customer demands. On the capital side, we introduce franchisees to various capital platforms including Beijing Tianjiu Xingfu Control Group and Qinghua Qidi Zhixing, through which our franchisees and their vehicle buyers can obtain financing. Our business partners help us in providing a variety of products and extend our geographic reach.

Benefiting from favorable state policies subsidizing the NEV industry, China’s NEVs production started flourishing around 2015 and 2016, pursuant to the 2016-2020 New Energy Vehicle Promotion Fiscal Support Guidance and Notice regarding “the Thirteenth Five-year Plan” New Energy Vehicles Battery Infrastructure Support Policy. In 2016, China released a series of financial subsidy policies targeted at NEV production. We conducted market research in 2016 and eventually launched our business in 2017. We have built a full-scale modern business management operation, supported by our operations department and marketing department. We aim to build an online-offline operating system in which our headquarters effectively empowers our franchisees with our brand recognition, client source, financial support, operating and transportation assistance through the online platform. Our fully-developed supply chain will provide solid support for store location expansion. Our franchisees’ conformity to Jiuzi’s standards will help us in our business expansion and implementation of our growth strategy.

We plan to adopt an innovative one-stop vehicle sales model for our vehicle buyers, who is expected to have access to more brands, better services and more affordable pricing. Our current business model is focused on vehicle selection and purchase, which provides buyers with multi-brand price comparison and test-driving experience. Through the online platform, we are currently developing, we expect to provide a multi-dimensional service platform and a one-stop experience covering online vehicle selection and purchase and off-line vehicle delivery and maintenance. Our app will provide potential buyers with information on various car brands and models, as well as services to register vehicles, make appointments for maintenance, repairs, and remote error diagnosis services, etc.

Organizational Structure

Jiuzi is incorporated in the Cayman Islands. As a holding company with no material operations of its own, Jiuzi conducts its operations in China through the variable interest entity, Zhejiang Jiuzi New Energy Vehicles Co., Ltd., or Zhejiang Jiuzi. Neither Jiuzi nor its subsidiaries own any share in Zhejiang Jiuzi. Instead, Jiuzi receives the economic benefits of Zhejiang Jiuzi’s business operation through a series of contractual agreements, or the VIE Agreements. Jiuzi Holdings Inc. has no business operations of its own. It conducts business indirectly through our subsidiaries and the VIE in China. As a result of the VIE Agreements, Zhejiang Navalant, our WFOE, was regarded as the primary beneficiary of Zhejiang Jiuzi for accounting purpose, and we treated Zhejiang Jiuzi and its subsidiaries as the variable interest entities under U.S. GAAP for accounting purposes. Therefore, we have consolidated the financial results of Zhejiang Jiuzi and its subsidiaries in our consolidated financial statements in accordance with U.S. GAAP.

“Risk Factors – Risks Related to Our Corporate Structure” and “Risk Factors – Risks Related to Doing Business in China.”

The following diagram illustrates the corporate structure of our subsidiaries and the VIE:

Direct and indirect subsidiaries

Jiuzi Holdings Inc. is a Cayman Islands exempted company incorporated on October 10, 2019. We conduct our business in China through our Affiliated Entities. The consolidation of our Company and our Affiliated Entities has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

Jiuzi HK was incorporated on October 25, 2019 under the law of Hong Kong SAR. Jiuzi HK is our wholly-owned subsidiary and is currently not engaging in any active business and merely acting as a holding company.

Jiuzi WFOE was incorporated on June 5, 2020 under the laws of the People’s Republic of China. It is a wholly-owned subsidiary of Jiuzi HK and a wholly foreign-owned entity under the PRC laws. The registered principal activity of the company is new energy vehicle retail, new energy vehicle component sales, new energy vehicle battery sales, vehicle audio equipment and electronics sales, vehicle ornament sales, technology service and development, marketing planning, vehicle rentals, etc. Jiuzi WFOE had entered into contractual arrangements with Zhejiang Jiuzi and its shareholders.

Zhejiang Jiuzi was incorporated on May 26, 2017 under the laws of the People’s Republic of China. Its registered business scope includes wholesale and retail of NEVs and NEV components, vehicle maintenance products, technology development of NEVs, Marketing and consulting regarding NEV products, vehicle rentals, event organization, client services regarding vehicle registration, and online business technology. Its registered capital amount is approximately $304,893 (RMB 2,050,000).

Shangli Jiuzi was incorporated on May 10, 2018 under the laws of the People’s Republic of China. Its registered business scope is to engage in retailing NEVs, NEV components, NEV batteries, NEV marketing, vehicle maintenance, used vehicle sales, and car rentals. Zhejiang Jiuzi is the beneficial owner of 59% equity interest of Shangli Jiuzi. Shangli Jiuzi’s registered capital amount is approximately $1,412,789 (RMB 10,000,000).

Hangzhou Zhitongche was incorporated on February 2, 2018 under the laws of the People’s Republic of China. Its registered business scope is technical service, technology development, consultation and exchange, and NEV sales and leasing. On October 28, Zhejiang Jiuzi purchased 100% equity interest of Hangzhou Zhitongche from its shareholders for a nominal consideration, and became the its beneficial owner. Hangzhou Zhitongche’s registered capital amount is RMB 30,000,000.

Jiuzi New Energy was incorporated on July 1, 2021 under the laws of the People’s Republic of China. Its registered business scope is software outsourcing services, industrial internet data services, network and information security software development, artificial intelligence application software development, and cloud computing equipment technical services, among others. Zhejiang Jiuzi is the beneficial owner of 100% equity interest of Jiuzi New Energy. Jiuzi New Energy’s registered capital amount is RMB 10,000,000.

Guangxi Zhitongche was incorporated on December 31, 2021 under the laws of the People’s Republic of China. Its registered business scope is technical service, technology development, consultation and exchange, and NEV sales and leasing, auto parts retail, business management consulting and planning, among others. Hangzhou Zhitongche is the beneficial owner of 90% equity interest of Guangxi Zhitongche. Guangxi Zhitongche’s registered capital amount is approximately RMB1,000,000.

Contractual Arrangements between Jiuzi WFOE and Zhejiang Jiuzi

Due to PRC legal restrictions on foreign ownership, neither we nor our subsidiaries own any direct equity interest in Zhejiang Jiuzi. Instead, we receive the economic benefits of Zhejiang Jiuzi’s business operation through a series of contractual arrangements. Jiuzi WFOE, Zhejiang Jiuzi and the Zhejiang Jiuzi Shareholders entered into a series of contractual arrangements, also known as VIE Agreements, on June 15, 2020.

Each of the VIE Agreements is described in detail below:

Exclusive Option Agreement

Under the Exclusive Option Agreement, the shareholders of Zhejiang Jiuzi irrevocably granted Jiuzi WFOE (or its designee) an exclusive right to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, a portion or whole of the equity interests or assets in Zhejiang Jiuzi held by the Zhejiang Jiuzi Shareholders. The purchase price is RMB 10 and subject to any appraisal or restrictions required by applicable PRC laws and regulations.

The agreement takes effect upon parties signing the agreement, and remains effective for 10 years, extendable upon Jiuzi WFOE or its designee’s discretion.

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement between Zhejiang Jiuzi and Jiuzi WFOE, Jiuzi WFOE provides Zhejiang Jiuzi with technical support, consulting services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, business management and information. For services rendered to Zhejiang Jiuzi by Jiuzi WFOE under this agreement, Jiuzi WFOE is entitled to collect a service fee that shall be calculated based upon service hours and multiple hourly rates provided by Jiuzi WFOE. The service fee should approximately equal to Zhejiang Jiuzi’s net profit.

The Exclusive Business Cooperation Agreement shall remain in effect for ten years unless earlier terminated upon written confirmation from both Jiuzi WFOE and Zhejiang Jiuzi before expiration. Otherwise, this agreement can only be extended by Jiuzi WFOE and Zhejiang Jiuzi does not have the right to terminate the agreement unilaterally.

Share Pledge Agreement

Under the Share Pledge Agreement between Jiuzi WFOE and certain shareholders of Zhejiang Jiuzi together holding 1,000,000 shares, or 100% of the equity interests, of Zhejiang Jiuzi (“Zhejiang Jiuzi Shareholders”), the Zhejiang Jiuzi Shareholders pledged all of their equity interests in Zhejiang Jiuzi to Jiuzi WFOE to guarantee the performance of Zhejiang Jiuzi’s obligations under the Exclusive Business Cooperation Agreement. Under the terms of the Share Pledge Agreement, in the event that Zhejiang Jiuzi breaches its contractual obligations under the Exclusive Business Cooperation Agreement, Jiuzi WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to dispose of dividends generated by the pledged equity interests. The Zhejiang Jiuzi Shareholders also agreed that upon occurrence of any event of default, as set forth in the Share Pledge Agreement, Jiuzi WFOE is entitled to dispose of the pledged equity interest in accordance with applicable PRC laws. The Zhejiang Jiuzi Shareholders further agree not to dispose of the pledged equity interests or take any actions that would prejudice Jiuzi WFOE’s interest.

The Share Pledge Agreement shall be effective until the full payment of the service fees under the Business Cooperation Agreement has been made and upon termination of Zhejiang Jiuzi’s obligations under the Business Cooperation Agreement.

The purposes of the Share Pledge Agreement are to (1) guarantee the performance of Zhejiang Jiuzi’s obligations under the Exclusive Business Cooperation Agreement, and (2) ensure the shareholders of Zhejiang Jiuzi do not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice Jiuzi WFOE’s interests without Jiuzi WFOE’s prior written consent. and (3) provide Jiuzi WFOE’s right as the primary beneficiary over Zhejiang Jiuzi for accounting purpose.

Currently, two of our beneficial owners, who are PRC residents, have not completed the Circular 37 Registration. We have asked our shareholders who are Chinese residents to make the necessary applications and filings as required by Circular 37. However, we cannot assure you that each of our shareholders who are PRC residents will in the future complete the registration process as required by Circular 37. Shareholders of offshore SPV who are PRC residents and who have not completed their registrations in accordance with Circular 37 are subject to certain absolute restrictions, under which they cannot contribute any registered or additional capital to such SPV for offshore financing purposes. In addition, these shareholders cannot repatriate any profits and dividends from the SPV to China either. Please see “Risk Factors-Part of our shareholders are not in compliance with the PRC’s regulations relating to offshore investment activities by PRC residents, and as a result, the shareholders may be subject to penalties if we are not able to remediate the non-compliance.”

Shareholders who have completed the Circular 37 registration would not be adversely affected and are allowed to contribute assets into the offshore special purpose vehicle and repatriate profits and dividends from them. Since Jiuzi WFOE has completed its foreign exchange registration as a foreign investment enterprise, its ability to receive capital contribution, make distributions and pay dividends is not restricted.

Although we took every precaution available to effectively enforce the contractual and corporate relationship above, these contractual arrangements may still be less effective than direct ownership and that the Company may incur substantial costs to enforce the terms of the arrangements. For example, the VIE and its shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of the VIE, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIE, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by the VIE and its shareholders of their obligations under the contracts for consolidation of the VIE under U.S. GAAP and be the primary beneficiary of the VIE for accounting purpose. The shareholders of the consolidated VIE may not act in the best interests of our company or may not perform their obligations under these contracts. In addition, failure of the VIE’s shareholders to perform certain obligations could compel the Company to rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which may not be effective.

All of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. The legal environment in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to ensure that our operating entities perform properly, and we may be precluded from operating our business, which would have a material adverse effect on our financial condition and results of operations. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. For a detailed description of the certainties of the VIE arrangements, see “Risk Factors – Risks Relating to Our Corporate Structure.”

Coronavirus (COVID-19) Update

Recently, there is an ongoing outbreak of a novel strain of coronavirus (COVID-19) first identified in China and has since spread rapidly globally. The pandemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities globally for the past year. In March 2020, the World Health Organization declared the COVID-19 to be a pandemic. Given the rapidly expanding nature of the COVID-19 pandemic, and because substantially all of our business operations and our workforce are concentrated in China, we believe there is a risk that our business, results of operations, and financial condition will be adversely affected. Potential impact to our results of operations will also depend on future developments and new information that may emerge regarding the duration and severity of the COVID-19 and the actions taken by government authorities and other entities to contain the COVID-19 or mitigate its impact, almost all of which are beyond our control.

The pandemic has been effectively controlled in China. With the availability of the COVID-19 vaccines, we do not expect to the pandemic to continue into 2022. However, the situation may worsen if the COVID-19 outbreak continues. We will continue to closely monitor our operations throughout 2022. See “Risk Factors- Risks Related to Doing Business in China- Given the rapidly expanding nature of the COVID-19 pandemic, and because substantially all of our business operations and our workforce are concentrated in China, we believe there is a risk that our business, results of operations, and financial condition will be adversely affected.” contained in the 2021Annual Report incorporated by reference in this prospectus.

CONDENSED CONSOLIDATING SCHEDULE AND CONSOLIDATED FINANCIAL STATEMENTS

The consolidated financial statements included in this prospectus reflect financial position and cash flows of the registrant, Cayman Islands incorporated parent company, Jiuzi Holdings Inc. together with those of its subsidiaries, on a consolidated basis. The tables below are condensed consolidating schedules summarizing separately the financial position and cash flows of Jiuzi Holdings Inc. (“Cayman” in the tables below), Jiuzi HK (“HK” in the tables below), Jiuzi WOFE (“WOFE” in the tables below) and Zhejiang Jiuzi and its subsidiaries (“VIE and consolidated subsidiaries” in the tables below), together with eliminating adjustments:

Consolidated Statements of Operations Information

	For the six months ended April 30, 2022
	Cayman	HK	Elimination	Subtotal	WFOE	VIE and consolidated subsidiaries	Elimination	Subtotal	Elimination	Consolidating
Revenues						4,109,736		4,109,736		4,109,736
Cost of revenues						3,641,309		3,641,309		3,641,309
Share of loss from non-VIE subsidiaries	(3,786,435)	(3,740,504)	3,786,435	(3,740,504)					3,740,504
Share of income/(loss) from VIEs					(3,776,300)		3,776,300
Net Income (loss)	(5,250,739)	(3,786,435)	3,786,435	(5,250,739)	(3,740,504)	(3,776,300)	3,776,300	(3,740,504)	3,740,504	(5,250,739)
Comprehensive income	(5,250,739)	(3,786,435)	3,786,435	(5,250,739)	(4,055,751)	(4,213,781)	3,776,300	(4,493,232)	3,740,504	(6,003,467)

	For the six months ended April 30, 2021
	Cayman	HK	Elimination	Subtotal	WFOE	VIE and consolidated subsidiaries	Elimination	Subtotal	Elimination	Consolidating
Revenues						4,609,353		4,609,353		4,609,353
Cost of revenues						1,486,613		1,486,613		1,486,613
Share of loss from non-VIE subsidiaries	1,311,454	1,311,454	(1,311,454)	1,311,454					(1,311,454)
Share of income/(loss) from VIEs					1,311,454		(1,311,454)
Net Income (loss)	1,311,454	1,311,454	(1,311,454)	1,311,454	1,311,454	1,311,454	(1,311,454)	1,311,454	(1,311,454)	1,311,454
Comprehensive income	1,311,454	1,311,454	(1,311,454)	1,311,454	1,311,454	1,633,162	(1,311,454)	1,633,162	(1,311,454)	1,633,162

	For the year ended October 31, 2021
	Cayman	HK	Elimination	Subtotal	WFOE	VIE and consolidated subsidiaries	Elimination	Subtotal	Elimination	Consolidating
Revenues						9,536,987		9,536,987		9,536,987
Cost of revenues						4,909,704		4,909,704		4,909,704
Share of loss from non-VIE subsidiaries	1,307,998	1,455,984	(1,307,998)	1,455,984					(1,455,984)
Share of income/(loss) from VIEs					1,433,167		(1,433,167)
Net Income (loss)	778,037	1,307,998	(1,307,998)	778,037	1,455,984	1,433,167	(1,433,167)	1,455,984	(1,455,984)	778,037
Comprehensive income	778,037	1,307,998	(1,307,998)	778,037	1,488,184	2,008,024	(1,433,167)	2,063,041	(1,455,984)	1,385,094

	For the year ended October 31, 2020
	Cayman	HK	Elimination	Subtotal	WFOE	VIE and consolidated subsidiaries	Elimination	Subtotal	Elimination	Consolidating
Revenues						8,210,595		8,210,595		8,210,595
Cost of revenues						2,190,768		2,190,768		2,190,768
Share of loss from non-VIE subsidiaries	3,423,542	3,423,542	(3,423,542)	3,423,542					(3,423,542)
Share of income/(loss) from VIEs					3,423,542		(3,423,542)
Net Income (loss)	3,423,542	3,423,542	(3,423,542)	3,423,542	3,423,542	3,423,542	(3,423,542)	3,423,542	(3,423,542)	3,423,542
Comprehensive income	3,423,542	3,423,542	(3,423,542)	3,423,542	3,423,542	3,569,845	(3,423,542)	3,569,845	(3,423,542)	3,569,845

Consolidated Balance Sheets Information

	As of April 30, 2022
	Cayman	HK	Elimination	Subtotal	WFOE	VIE and consolidated subsidiaries	Elimination	Subtotal	Elimination	Consolidating
Current assets	4,659,333	136,280		4,795,613	1,239,353	17,246,251		18,485,604		23,281,217
Intercompany receivables	10,351,211		(10,029,219)	321,992	8,203,290		(8,203,290)		(321,992)
Investments in non-VIE subsidiaries	5,414,939	15,308,856	(5,414,939)	15,308,856					(15,308,856)
Equity in VIEs through VIE agreements					5,868,624		(5,868,624)
Non-current assets	15,766,150	15,308,856	(15,444,158)	15,630,848	14,071,914	4,240,835	(14,071,914)	4,240,835	(15,630,848)	4,240,835
Total assets	20,425,483	15,445,136	(15,444,158)	20,426,461	15,311,267	21,487,086	(14,071,914)	22,726,439	(15,630,848)	27,522,052
Intercompany payables		10,029,219	(10,029,219)			8,203,290	(8,203,290)
Total liabilities	4,195,568	10,030,197	(10,029,219)	4,196,546	2,411	15,618,462	(8,203,290)	7,417,583	(321,992)	11,292,137
Shareholders’ equity	16,229,915	5,414,939	(5,414,939)	16,229,915	15,308,856	5,868,624	(5,868,624)	15,308,856	(15,308,856)	16,229,915

	As of October 31, 2021
	Cayman	HK	Elimination	Subtotal	WFOE	VIE and consolidated subsidiaries	Elimination	Subtotal	Elimination	Consolidating
Current assets	3,930,303	365,515		4,295,818	2,638,437	15,285,949		17,924,386		22,220,204
Intercompany receivables	8,353,208		(8,012,522)	340,686	4,891,978		(4,891,978)		(340,686)
Investments in non-VIE subsidiaries	10,045,861	17,692,868	(10,045,861)	17,692,868					(17,692,868)
Equity in VIEs through VIE agreements					10,163,310		(10,163,310)
Non-current assets	18,399,069	17,692,868	(18,058,383)	18,033,554	15,055,288	5,932,720	(15,055,288)	5,932,720	(18,033,554)	5,932,720
Total assets	22,329,372	18,058,383	(18,058,383)	22,329,372	17,693,725	21,218,669	(15,055,288)	23,857,106	(18,033,554)	28,152,924
Intercompany payables		8,012,522	(8,012,522)			5,232,664	(4,891,978)	340,686	(340,686)
Total liabilities		8,012,522	(8,012,522)		857	11,055,359	(4,891,978)	6,164,238	(340,686)	5,823,552
Shareholders’ equity	22,329,372	10,045,861	(10,045,861)	22,329,372	17,692,868	10,163,310	(10,163,310)	17,692,868	(17,692,868)	22,329,372

	As of October 31, 2020
	Cayman	HK	Elimination	Subtotal	WFOE	VIE and consolidated subsidiaries	Elimination	Subtotal	Elimination	Consolidating
Current assets						6,474,933		6,474,933		6,474,933
Intercompany receivables
Investments in non-VIE subsidiaries	8,215,176	8,215,176	(8,215,176)	8,215,176					(8,215,176)
Equity in VIEs through VIE agreements					8,215,176		(8,215,176)
Non-current assets	8,215,176	8,215,176	(8,215,176)	8,215,176	8,215,176	5,429,581	(8,215,176)	5,429,581	(8,215,176)	5,429,581
Total assets	8,215,176	8,215,176	(8,215,176)	8,215,176	8,215,176	11,904,514	(8,215,176)	11,904,514	(8,215,176)	11,904,514
Intercompany payables
Total liabilities						3,689,338		3,689,338		3,689,338
Shareholders’ equity	8,215,176	8,215,176	(8,215,176)	8,215,176	8,215,176	8,215,176	(8,215,176)	8,215,176	(8,215,176)	8,215,176

Consolidated Cash Flows Information

	For the six months ended April 30, 2022
	Cayman	HK	Elimination	Subtotal	WFOE	VIE and consolidated subsidiaries	Elimination	Subtotal	Elimination	Consolidating
Net cash used in operating activities	(480,620)	(45,932)		(526,552)		(3,768,491)		(3,768,491)		(4,295,043)
Net cash used in investing activities		(2,200,000)		(2,200,000)		(946,930)		(946,930)	2,200,000	(946,930)
Net cash provided by financing activities	4,324,568			4,324,568	2,200,000	(100,165)		2,099,835	(2,200,000)	4,224,403

	For the six months ended April 30, 2021
	Cayman	HK	Elimination	Subtotal	WFOE	VIE and consolidated subsidiaries	Elimination	Subtotal	Elimination	Consolidating
Net cash used in operating activities						(132,848)		(132,848)		(132,848)
Net cash used in investing activities						(1,742)		(1,742)		(1,742)
Net cash provided by financing activities						(23,749)		(23,749)		(23,749)

	For the year ended October 31, 2021
	Cayman	HK	Elimination	Subtotal	WFOE	VIE and consolidated subsidiaries	Elimination	Subtotal	Elimination	Consolidating
Net cash used in operating activities	(8,878,937)	8,012,522		(866,415)	(121,627)	(1,160,565)		(1,282,192)	(2,662,530)	(4,811,137)
Net cash used in investing activities		(7,500,000)		(7,500,000)		(1,485,306)		(1,485,306)	7,500,000	(1,485,306)
Net cash provided by financing activities	12,809,240			12,809,240	7,500,000	38,916		7,538,916	(7,500,000)	12,848,156

	For the year ended October 31, 2020
	Cayman	HK	Elimination	Subtotal	WFOE	VIE and consolidated subsidiaries	Elimination	Subtotal	Elimination	Consolidating
Net cash used in operating activities						515,297		515,297		515,297
Net cash used in investing activities						(26,288)		(26,288)		(26,288)
Net cash provided by financing activities						(164,056)		(164,056)		(164,056)

Summary of Significant Risk Factors

Investing in our Company involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Company. Below please find a summary of the risks and challenges we face organized under relevant headings. These risks are discussed more fully in the section titled “Item 3.D. Risk Factors” in our 2021 Annual Report, as amended, on Form 20-F for the year ended October 31, 2021, which is incorporated in this prospectus by reference.

Risks Related to Our Business and Industry

●	We rely on China’s automotive industry for our net revenues and future growth, the prospects of which are subject to many uncertainties, including government regulations and policies. See “Risk Factors- Risks Related to Our Business and Industry- We rely on China’s automotive industry for our net revenues and future growth, the prospects of which are subject to many uncertainties, including government regulations and policies.” on page 3 of the 2021 Annual Report.

●	Our business is substantially dependent on our collaboration with our suppliers, including automakers, auto dealers, and automotive service providers, and our agreements with them typically do not contain long-term contractual commitments. See “Risk Factors- Risks Related to Our Business and Industry-Our business is substantially dependent on our collaboration with our suppliers, including automakers, auto dealers, and automotive service providers, and our agreements with them typically do not contain long-term contractual commitments” on page 3 of the 2021 Annual Report.

●	We may be affected by the perceptions about electric vehicle quality, safety, design, performance, and cost, especially if adverse events or accidents occur that are linked to the quality or safety of electric vehicles, and the speed of the vehicles and battery performance. See “Risk Factors- Risks Related to Our Business and Industry- We may be affected by the perceptions about electric vehicle quality, safety, design, performance, and cost, especially if adverse events or accidents occur that are linked to the quality or safety of electric vehicles, and the speed of the vehicles and battery performance.” on page 4 of the 2021 Annual Report.

●	We may be affected by perceptions about vehicle safety in general, particularly safety issues that may be attributed to the use of advanced technology, including electric vehicle and regenerative braking systems, battery overheating issues, and periodic maintenance requirements. See “Risk Factors- Risks Related to Our Business and Industry- We may be affected by perceptions about vehicle safety in general, particularly safety issues that may be attributed to the use of advanced technology, including electric vehicle and regenerative braking systems, battery overheating issues, and periodic maintenance requirements.” on page 5 of the 2021 Annual Report.

●	We may be affected by the limited range over which electric vehicles may be driven on a single battery charge and the speed at which batteries can be recharged. See “Risk Factors- Risks Related to Our Business and Industry- We may be affected by the limited range over which electric vehicles may be driven on a single battery charge and the speed at which batteries can be recharged.” on page 5 of the 2021 Annual Report.

●	We may fail to successfully grow or operate our franchise business as our franchisees may fail to operate the franchise stores effectively or we may be unable to maintain our relationships with our franchisees. See “Risk Factors- Risks Related to Our Business and Industry- We may fail to successfully grow or operate our franchise business as our franchisees may fail to operate the franchise stores effectively or we may be unable to maintain our relationships with our franchisees.” on page 6 of the 2021 Annual Report.

●	We may not be able to effectively monitor the operations of franchise stores. See “Risk Factors- Risks Related to Our Business and Industry- We may not be able to effectively monitor the operations of franchise stores.” on page 6 of the 2021 Annual Report.

●	We may be affected by the limited range over which electric vehicles may be driven on a single battery charge and the speed at which batteries can be recharged. See “Risk Factors- Risks Related to Our Business and Industry- We may be affected by the limited range over which electric vehicles may be driven on a single battery charge and the speed at which batteries can be recharged.” on page 5 of the 2021 Annual Report.

●	Adverse publicity associated with our network marketing program, or those of similar companies, could harm our financial condition and operating results. See “Risk Factors- Risks Related to Our Business and Industry- Adverse publicity associated with our network marketing program, or those of similar companies, could harm our financial condition and operating results.” on page 7 of the 2021 Annual Report.

Risks Related to Our Corporate Structure

●	If the PRC government deems that the contractual arrangements in relation to Zhejiang Jiuzi, the consolidated variable interest entity, do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Additionally, such corporate structure entails risks that would likely result in a material change in our operations and/or a materials change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. The VIE contracts have not been tested in a court of law, and the VIE structure is not used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies. See “Risk Factors- Risks Related to Our Corporate Structure- If the PRC government deems that the contractual arrangements in relation to Zhejiang Jiuzi, the consolidated variable interest entity, do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.” on page 8 of the 2021 Annual Report.

●	We rely on contractual arrangements with the variable interest entity and its subsidiary in China for our business operations, which may not be as effective for the consolidation of the VIE and be the primary beneficiary of the VIE for accounting purpose. See “Risk Factors- Risks Related to Our Corporate Structure- We rely on contractual arrangements with the variable interest entity and its subsidiary in China for our business operations, which may not be as effective for the consolidation of the VIE and be the primary beneficiary of the VIE for accounting purpose.” on page 10 of the 2021 Annual Report.

●	Any failure by Zhejiang Jiuzi, the consolidated variable interest entity, or its shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business. See “Risk Factors- Risks Related to Our Corporate Structure- Any failure by Zhejiang Jiuzi, the consolidated variable interest entity, or its shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business.” on page 11 of the 2021 Annual Report.

●

We are a holding company, and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our ordinary shares. See “Risk Factors- Risks Related to Our Corporate Structure- We are a holding company, and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our ordinary shares.” on page 11 of the 2021 Annual Report.  Additionally, under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or the SAFE, by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for transfer of funds involving money laundering and criminal activities. Cayman Islands law prescribes that a company may only pay dividends out of its profits. Other than that, there is no restrictions on Jiuzi Holdings’s ability to transfer cash between us, our subsidiaries, the consolidated VIE or to investors.

●	Zhejiang Jiuzi Shareholders may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition. See “Risk Factors- Risks Related to Our Corporate Structure- Zhejiang Jiuzi Shareholders may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.” on page 12 of the 2021 Annual Report.

●	Contractual arrangements in relation to the VIE may be subject to scrutiny by the PRC tax authorities and they may determine that we or the VIE owe/owes additional taxes, which could negatively affect our results of operations and the value of your investment. See “Risk Factors- Risks Related to Our Corporate Structure- Contractual arrangements in relation to the VIE may be subject to scrutiny by the PRC tax authorities and they may determine that we or the VIE owe/owes additional taxes, which could negatively affect our results of operations and the value of your investment.” on page 12 of the 2021 Annual Report.

●	If we exercise the option to acquire equity ownership of Zhejiang Jiuzi, the ownership transfer may subject us to certain limitation and substantial costs. See “Risk Factors- Risks Related to Our Corporate Structure- If we exercise the option to acquire equity ownership of Zhejiang Jiuzi, the ownership transfer may subject us to certain limitation and substantial costs.” on page 12 of the 2021 Annual Report.

Risks Related to Doing Business in China

●	We are a holding company and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Ordinary Shares. See “Risk Factors-Risks Related to Doing Business in China- We are a holding company and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Ordinary Shares.” on page 13 of the 2021 Annual Report.

●	There are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. See “Risk Factors-Risks Related to Doing Business in China- There are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities.” on page 14 of the 2021 Annual Report.

●	PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from the offering and/or future financing activities to make loans or additional capital contributions to our PRC operating subsidiaries. See “Risk Factors-Risks Related to Doing Business in China- PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from the offering and/or future financing activities to make loans or additional capital contributions to our PRC operating subsidiaries.” on page 14 of the 2021 Annual Report.

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiaries. See “Risk Factors-Risks Related to Doing Business in China- PRC regulation of loans to and direct investment in PRC entities by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiaries.” on page 15 of the 2021 Annual Report.

●	Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and services and materially and adversely affect our competitive position. See “Risk Factors-Risks Related to Doing Business in China- Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and services and materially and adversely affect our competitive position.” on page 16 of the 2021 Annual Report.

●	The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. See “Risk Factors-Risks Related to Doing Business in China-Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment” page 16 of the 2021 Annual Report.

●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations. See “Risk Factors-Risks Related to Doing Business in China- Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations.” on page 16 of the 2021 Annual Report.

●	Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders. See “Risk Factors-Risks Related to Doing Business in China- Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.” on page 17 of the 2021 Annual Report.

●	The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering. See “Risk Factors-Risks Related to Doing Business in China- The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.” on page 28 of the 2021 Annual Report.

●	The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if the VIE or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors. See “Risk Factors- The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if the VIE or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.” on page 21 of the of the 2021 Annual Report.

●	To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries, and the VIE by the PRC government to transfer cash or assets. See “Risk Factors – Risks Relating to Doing Business in China – To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” on page 18

●	We rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business. See “Risk Factors – Risks Relating to Doing Business in China – We rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business” on page 18.

Risks Related to Our Ordinary Shares

●	The trading price of the ordinary shares is volatile, which could result in substantial losses to investors. See “Risk Factors-Risks Related to Our Ordinary Shares- The trading price of the ordinary shares is volatile, which could result in substantial losses to investors.” on page 31 of the 2021 Annual Report.

●	Techniques employed by short sellers may drive down the market price of the ordinary shares. See “Risk Factors-Risks Related to Our Ordinary Share- Techniques employed by short sellers may drive down the market price of the ordinary shares.” on page 32 of the 2021 Annual Report.

●	Our memorandum and articles of association contain anti-takeover provisions that could materially adversely affect the rights of holders of our ordinary shares. See “Risk Factors-Risks Related to Our Ordinary Share- Our memorandum and articles of association contain anti-takeover provisions that could materially adversely affect the rights of holders of our ordinary shares.” page 33 of the 2021 Annual Report.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies. See “Risk Factors-Risks Related to Our Ordinary Share- We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.” on page 33 of the 2021 Annual Report.

Corporate Information

Our principal executive office is located at No.168 Qianjiang Nongchang Gengwen Road, Suite 1501, 15th Floor, Economic and Technological Development Zone, Xiaoshan District, Hangzhou City, Zhejiang Province, China 310000. The telephone number of our principal executive offices is +86-0571-82651956. Our registered agent in the Cayman Islands is Osiris International Cayman Limited. Our registered office and our registered agent’s office in the Cayman Islands are both located at Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc.

Legal and Operational Risks of Operating in the PRC

Jiuzi is a Cayman Islands incorporated holding company, we are subject to certain legal and operational risks associated with the VIE’s operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks would likely result in a material change in the VIE’s operations, significant depreciation of the value of our ordinary shares, or a complete hinderance of our ability to offer or continue to offer our securities to investors. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. As of the date of this prospectus, neither we nor Zhejiang Jiuzi has been involved in any investigations or received any inquiry, notice, warning, or sanctions regarding our continued listing from the China Securities Regulatory Commission or any other PRC governmental authorities. Based on the advice of our PRC counsel, Capital Equity Legal Group, we will not be subject to cybersecurity review with the Cyberspace Administration of China, or the “CAC,” pursuant to the Cybersecurity Review Measures, which became effective on February 15, 2022 because (1) we currently do not have over one million users’ personal information; (2) we do not collect data that affects or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries and the VIE, our ability to accept foreign investments, and our continued listing on an U.S. exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us, our subsidiaries, or the VIE to obtain regulatory approval from Chinese authorities of our continued listing and offering of securities in the U.S. In other words, although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if we or our subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental with little advance notice.

Investing in our ordinary shares involves substantial risks. For example, we as a U.S.-listed Chinese public company may face heightened scrutiny, criticism and negative publicity, which would likely result in a material change in our operations and the value of our ordinary shares. It could also significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Additionally, changes in Chinese internal regulatory mandates, such as the M&A rules, Anti-Monopoly Law, and the Data Security Law, may target the Company’s Variable Interest Entity structure and impact our ability to conduct business in the PRC, accept foreign investments, or list on a U.S. or other foreign exchange. Additionally, the agreements associated with the VIE have not been tested in court of law in any jurisdiction. For a description of relevant PRC-related risks to this offering, see “Risk Factors – Risks Relating to Doing Business in China” and “Risk Factors – Risks Relating to this Offering.”

Transfers of Cash Between Our Company and Our Subsidiaries

Cash is transferred through our organization in the manner as follows: (i) Jiuzi may transfer funds to the Jiuzi WFOE, through its Hong Kong subsidiary, Jiuzi (HK) Limited, or Jiuzi HK, by additional capital contributions or shareholder loans, as the case may be; (ii) Jiuzi WFOE may provide loans to the VIE, subject to statutory limits and restrictions; (iii) funds from the VIE to Jiuzi WFOE are remitted as services fees; and (iv) Jiuzi WFOE may make dividends or other distributions to us through Jiuzi HK. Jiuzi is permitted under the Cayman Islands laws to provide funding to our subsidiaries in Hong Kong and PRC through loans or capital contributions without restrictions on the amount of the funds, subject to satisfaction of applicable government registration, approval and filing requirements. Jiuzi HK is also permitted under the laws of Hong Kong to provide funding to Jiuzi through dividend distribution without restrictions on the amount of the funds. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Jiuzi HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. The PRC has currency and capital transfer regulations that require us to comply with certain requirements for the movement of capital. The Company is able to transfer cash (US Dollars) to its PRC subsidiaries through an investment (by increasing the Company’s registered capital in a PRC subsidiary). The Company’s subsidiaries within China can transfer funds to each other when necessary through the way of current lending. The transfer of funds among companies are subject to the Provisions on Private Lending Cases, which was implemented on August 20, 2020 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. Based on the advice of our PRC counsel, Capital Equity Legal Group, the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between subsidiaries. The Company’s subsidiaries in the PRC have not transferred any earnings or cash to the Company to date.

With respect to transferring cash from the Company to its subsidiaries, increasing the Company’s registered capital in a PRC subsidiary requires the filing of the local commerce department, while a shareholder loan requires a filing with the State Administration of Foreign Exchange or its local bureau. Aside from the declaration to the State Administration of Foreign Exchange, there is no restriction or limitations on such cash transfer or earnings distribution.

With respect to the payment of dividends, we note the following:

1.	PRC regulations currently permit the payment of dividends only out of accumulated profits, as determined in accordance with accounting standards and PRC regulations (an in-depth description of the PRC regulations is set forth below);

2.	Our PRC subsidiaries are required to set aside, at a minimum, 10% of their net income after taxes, based on PRC accounting standards, each year as statutory surplus reserves until the cumulative amount of such reserves reaches 50% of their registered capital;

3.	Such reserves may not be distributed as cash dividends;

4.	Our PRC subsidiaries may also allocate a portion of their after-tax profits to fund their staff welfare and bonus funds; except in the event of a liquidation, these funds may also not be distributed to shareholders; the Company does not participate in a Common Welfare Fund; and

5.	The incurrence of debt, specifically the instruments governing such debt, may restrict a subsidiary’s ability to pay stockholder dividends or make other cash distributions.

If, for the reasons noted above, our subsidiaries are unable to pay shareholder dividends and/or make other cash payments to the Company when needed, the Company’s ability to conduct operations, make investments, engage in acquisitions, or undertake other activities requiring working capital may be materially and adversely affected. However, our operations and business, including investment and/or acquisitions by our subsidiaries within China, will not be affected as long as the capital is not transferred in or out of the PRC. We currently have not maintained any cash management policies that dictate the purpose, amount and procedure of cash transfers between the Company, our subsidiaries, or the VIE. Rather, the funds can be transferred in accordance with the applicable PRC laws and regulations. To the extent cash in the business is in the PRC or Hong Kong or our PRC or Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us, our subsidiaries, or the consolidated VIE by the PRC government to transfer cash. Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or the SAFE, by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for transfer of funds involving money laundering and criminal activities. Cayman Islands law prescribes that a company may only pay dividends out of its profits. Other than that, there is no restrictions on Jiuzi Holdings’s ability to transfer cash between us, our subsidiaries, the consolidated VIE or to investors.

As of the date of this prospectus, our Company, our subsidiaries, and the VIE have not distributed any earnings or settled any amounts owed under the VIE Agreements, and there has been no distribution of dividends or assets among the holding company, the subsidiaries or the VIE. Our Company, our subsidiaries, and the VIE do not have any plan to distribute earnings or settle amounts owed under the VIE Agreements in the foreseeable future. As of the date of this prospectus, none of our subsidiaries or the VIE have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. However, if we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will be dependent on receipt of funds from Zhejiang Jiuzi New Energy Vehicles Co., Ltd., or Zhejiang Jiuzi, by way of dividend payments.

Recent Regulatory Actions by the PRC Government

As of the date of this prospectus, aside from the necessary documentation needed in the ordinary course of business, such as business licenses, we, our subsidiaries, and the VIE (1) are not required to obtain permissions from any PRC authorities to operate our business or issue our securities to foreign investors, (2) are not subject to permission requirements from the China Securities Regulatory Commission, or the CSRC, the Cyberspace Administration of China, or the CAC, or any other PRC governmental agencies that is required to approve our PRC subsidiaries’ operations, and (3) have not received or were denial such permission by any PRC authorities. Given the current PRC regulatory environment, it is uncertain when and whether we, the VIE and subsidiaries will be required to obtain permission from the PRC government to list on the U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, CAC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital market activities. If we and our subsidiaries (i) do not receive or maintain such permissions or approvals, should the approval is required in the future by the PRC government, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, our operations and financial conditions could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and be worthless.

On August 8, 2006, six PRC regulatory agencies jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which came into effect on September 8, 2006 and were amended on June 22, 2009. The M&A Rules requires that an offshore special purpose vehicle formed for overseas listing purposes and controlled directly or indirectly by the PRC citizens shall obtain the approval of the China Securities Regulatory Commission prior to overseas listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Based on our understanding of the Chinese laws and regulations in effect at the time of this prospectus, and based on the advice of our PRC counsel, Capital Equity Legal Group, we will not be required to submit an application to the CSRC for its approval of this offering and the continued listing and trading of our ordinary shares on the Nasdaq under the M&A Rules. However, there remains some uncertainty as to how the M&A Rules will be interpreted or implemented, and based on the advice of our PRC counsel, Capital Equity Legal Group, are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant Chinese government agencies, including the CSRC, would reach the same conclusion.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities (the “Opinions”), which were made available to the public on July 6, 2021. The Opinions on Strictly Cracking Down on Illegal Securities Activities emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Pursuant to the Opinions, Chinese regulators are required to accelerate rulemaking related to the overseas issuance and listing of securities, and update the existing laws and regulations related to data security, cross-border data flow, and management of confidential information. Numerous regulations, guidelines and other measures are expected to be adopted under the umbrella of or in addition to the Cybersecurity Law and Data Security Law. As of the date of this prospectus, no official guidance or related implementation rules have been issued. As a result, the Opinions on Strictly Cracking Down on Illegal Securities Activities remain unclear on how they will be interpreted, amended and implemented by the relevant PRC governmental authorities.

On December 24, 2021, the CSRC, together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations. Therefore, the issuances of our ordinary shares on Nasdaq Capital Market would be deemed an Indirect Overseas Issuance and Listing under the Draft Overseas Listing Regulations. As such, the Company would be required to complete the filing procedures of and submit the relevant information to CSRC after the Draft Overseas Listing Regulations become effective.

On December 28, 2021, the Cyberspace Administration of China jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and has replaced the former Measures for Cybersecurity Review (2020). Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Since we are not an Operator, nor do we control more than one million users’ personal information, we would not be required to apply for a cybersecurity review under the Measures for Cybersecurity Review (2021).

Neither we, our subsidiaries nor the VIE is currently required to obtain approval from Chinese authorities, including the China Securities Regulatory Commission, or CSRC, or Cybersecurity Administration Committee, or CAC, to list on U.S exchanges or issue securities to foreign investors, however, if the VIE, subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors. It is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry, if we falsely and inadvertently conclude that such approvals are not required when they are, or applicable laws, regulations, or interpretations change and we are required to obtain approval in the future. For more detailed information, see “Risk Factors — Risks Related to Doing Business in China – The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to issue securities to foreign investors, however, if our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” on page 30 and 23 of the 2021 Annual Report.

Holding Foreign Company Accountable Act

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. In June 2021, the Senate passed the Accelerating HFCAA, which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCAA to two consecutive years instead of three years. If our auditor cannot be inspected by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years, the trading of our securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the U.S., will be prohibited. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions.

Our auditor, WWC, P.C., the independent registered public accounting firm of the Company, is headquartered in San Mateo, California, with no branches or offices outside of the United States. WWC, P.C. is currently subject to Public Company Accounting Oversight Board (“PCAOB”) inspections under a regular basis. Therefore, we believe our auditor is not subject to the determinations as to the inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “Statement of Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The terms of the Statement of Protocol would grant the PCAOB complete access to audit work papers and other information so that it may inspect and investigate PCAOB-registered accounting firms headquartered in China and Hong Kong. According to the PCAOB, its December 2021 determinations under the Holding Foreign Companies Accountable Act (the “HFCA Act”) remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCA Act may result in the PCAOB reaffirming, modifying or vacating the determination. However, recent developments with respect to audits of China-based companies create uncertainty about the ability of WWC to fully cooperate with the PCAOB’s request for audit workpapers without the approval of the Chinese authorities. We cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA ultimately result in a determination by a securities exchange to delist the Company’s securities. In addition, under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, which could be reduced to two consecutive years if the Accelerating HFCAA is signed into law, and this ultimately could result in our ordinary shares being delisted by and exchange. See “The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.” beginning on page 26 of the 2021 Annual Report.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering equity securities, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.25 billion, (3) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which will occur when the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of the second quarter of any fiscal year, or (4) the date on which we have issued more than an aggregate of $1.0 billion in non-convertible debt during the prior three-year period.

Implications of Being a Foreign Private Issuer

We are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4(c) under the Exchange Act. As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example:

●	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

RISK FACTORS

Investing in our securities involves risks. Before investing in any securities offered pursuant to this prospectus, you should carefully consider the risk factors and uncertainties identified in this prospectus and set forth under the heading “Item 3.D. Risk Factors” in our Annual Report, as amended, on Form 20-F for the year ended October 31, 2021, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement subsequently filed relating to a specific offering or sale.

Risks Related to Doing Business in China

To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries and the VIE by the PRC government to transfer cash or assets

The transfer of funds and assets among Jiuzi Holdings, its Hong Kong and PRC subsidiaries and the VIE is subject to restrictions. The PRC government imposes controls on the conversion of the RMB into foreign currencies and the remittance of currencies out of the PRC. In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises, unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident.

As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future.

As a result of the above, to the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries or the VIE by the PRC government to transfer cash or assets.

We rely on dividends and other distributions on equity paid by our PRC subsidiaries and the VIE to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries or the VIE to make payments to us could have a material adverse effect on our ability to conduct our business

We are a holding company, and we rely on dividends and other distributions on equity paid by our PRC subsidiaries and the VIE for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our PRC subsidiaries or the VIE incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. In addition, the PRC tax authorities may require our PRC subsidiaries to adjust its taxable income, in a manner that would materially and adversely affect their ability to pay dividends and other distributions to us.

Under PRC laws and regulations, our PRC subsidiaries, as wholly foreign-owned enterprises in China, may pay dividends only out of their respective accumulated after-tax profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund certain statutory reserve funds, until the aggregate amount of such funds reaches 50% of its registered capital. At its discretion, a wholly foreign-owned enterprise may allocate a portion of its after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends.

In response to the persistent capital outflow and the Renminbi’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China (“PBOC”) and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subjected to tighter scrutiny in the future. Any limitation on the ability of our PRC subsidiaries, or the VIE to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities for general working capital we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DIVIDEND POLICY

Our dividend policy is set forth under the heading “Item 8.A. Consolidated Statements and Other Financial Information” in our Annual Report, as amended, on Form 20-F for the year ended October 31, 2021, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

DESCRIPTION OF ordinary SHARES

Ordinary Shares

Pursuant to our amended and restated memorandum and articles of association, our company’s authorized share capital consists of 50,000,000 ordinary shares with a par value of US$0.001 per share. As of November 23, 2022, there were 25,707,977 ordinary shares issued and outstanding.

The following are summaries of the material provisions of our memorandum and articles of association under the Cayman Islands Companies Act (As Revised), insofar as they relate to the material terms of our ordinary shares.

Our Memorandum and Articles

Copies of our amended and restated memorandum and articles of association are filed as exhibits.

Objects of Our Company

Under our amended and restated memorandum and articles of association, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Ordinary Shares

Each ordinary share in the Company confers upon the shareholder:

●	the right to one vote at a meeting of the shareholders of the Company or on any resolution of shareholders;

●	the right to an equal share in any dividend paid by the Company; and

●	the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

All of our issued ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders may freely hold and vote their ordinary shares.

Listing

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “JZXN.”

Transfer Agent and Registrar

The transfer agent and registrar for the ordinary shares is Transhare Corporation.

Dividends

Subject to the provisions of the Cayman Islands Companies Act and any rights attaching to any class or classes of shares under and in accordance with the Articles:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	the Company’s shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Cayman Islands Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our board of directors determine is no longer needed. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a show of hands every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote. On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Election of directors

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the Cayman Islands Companies Act, our articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Meetings of shareholders

The directors may convene meetings of shareholders at such times and in such manner and places within or outside the Cayman Islands as the director considers necessary or desirable. The director convening a meeting shall give at least seven days’ notice of a meeting of shareholders to those shareholders whose names on the date the notice is given appear as members in the register of members of the Company and are entitled to vote at the meeting, and each of the Company’s directors. Our board of directors must convene a general meeting upon the written request of one or more shareholders holding no less than 10% of our voting share capital.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. Two or more members present in person or by proxy and entitled to vote shall be a quorum. If, within two hours from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the board of directors may determine, and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present shall be a quorum and may transact the business for which the meeting was called. If present, the chair of our board of directors shall be the chair presiding at any meeting of the shareholders.

Meetings of directors

The management of our company is entrusted to our board of directors, who will make decisions by voting on resolutions of directors. At any meeting of directors, a quorum will be present if two directors are present, unless otherwise fixed by the directors. If there is a sole director, that director shall be a quorum. A person who holds office as an alternate director shall be counted in the quorum. A director who also acts as an alternate director shall count twice towards the quorum. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new shares under either Cayman Islands law or our amended and restated memorandum and articles of association.

Transfer of Ordinary Shares

Subject to the restrictions in our amended and restated memorandum and articles of association and applicable securities laws, Shares are transferable subject to the approval of the Directors by resolution who may, in their absolute discretion, decline to register any transfer of Shares without giving any reason. If the Directors refuse to register a transfer they shall notify the transferee within two months of such refusal. The instrument of transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee). The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

Winding Up

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of our shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of 6 percent per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a shareholder; and

(b)	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Repurchase of Shares

The Cayman Islands Companies Act and our amended and restated memorandum and articles of association permits us to purchase our own shares, subject to certain restrictions and requirements.  the Company may purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Member.

Variation of Rights of Shares

If at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued Shares of that class, or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be a person or persons (or in the case of a Member being a corporation, its duly authorized representative) together holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

Modifications of rights

All or any of the rights attached to any class of our shares may (unless otherwise provided by the terms of issue of the shares of that class) be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed by not less than two-thirds of such shareholders of that class as may be present in person or by proxy at a separate general meeting of the holders of shares of that class.

Alteration of Share Capital

Subject to the Cayman Islands Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination;

(d)	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e)	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Cayman Islands Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

Inspection of books and records

Holders of our ordinary shares will have no general right under the Cayman Islands Companies Act to inspect or obtain copies of our register of members or our corporate records (other than copies of our memorandum and articles of association and register of mortgages and charges, and any special resolutions passed by our shareholders).  Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Rights of non-resident or foreign shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non- resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent available authorized but unissued shares.

Exempted Company

We are an exempted company with limited liability under the Cayman Islands Companies Act. The Cayman Islands Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company that does not hold a license to carry on business in the Cayman Islands:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	is prohibited from making any invitation to the public in the Cayman Islands to subscribe for any of its securities;

●	may not issue negotiable or bearer shares, but may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase ordinary shares, debt securities or any combination thereof. We may issue warrants independently or together with ordinary shares, debt securities or any combination thereof, and the warrants may be attached to or separate from these securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased, if not United States dollars;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase ordinary shares, the number of ordinary shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase our ordinary shares, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as a warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

●	to cure any ambiguity;

●	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

●	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF DEBT SECURITIES AND CONVERTIBLE DEBT SECURITIES

As used in this prospectus, debt securities mean the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be secured or unsecured, senior debt securities or subordinated debt securities, and/or convertible, and which may be issued in one or more series. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the ability to issue additional debt securities of the same series;

●	the price or prices at which we will sell the debt securities;

●	the maturity date or dates of the debt securities on which principal will be payable;

●	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

●	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

●	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

●	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our ordinary shares or other securities or property;

●	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depository for global or certificated debt securities;

●	any special tax implications of the debt securities;

●	any foreign tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

●	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

●	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

●	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

●	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;

●	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

●	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

●	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

●	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

●	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

●	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

●	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,

●	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

●	any obligations with respect to any capital stock;

●	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

●	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

●	any dissolution or winding-up or liquidation or reorganization of Jiuzi, whether voluntary or involuntary or in bankruptcy,

●	insolvency or receivership;

●	any general assignment by us for the benefit of creditors; or

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

●	we default for 30 consecutive days in the payment when due of interest on the debt securities;

●	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

●	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

●	certain events of bankruptcy, insolvency or reorganization of the Jiuzi; or

●	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

●	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

●	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

●	make any debt security payable in money other than that stated in the debt securities;

●	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

●	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

●	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

●	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

●	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

●	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

●	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

●	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable or as otherwise agreed to by the parties thereto.

Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of our ordinary shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable Cayman Islands law and our amended and restated memorandum and articles of Association.

DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of ordinary shares or other securities registered hereunder at a future date or dates, which we refer to in this prospectus as “share purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and debt securities, warrants, other securities registered hereunder or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the share purchase contracts, which we refer to herein as “share purchase units.” The share purchase contracts may require holders to secure their obligations under the share purchase contracts in a specified manner. The share purchase contracts also may require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units, will be filed with the SEC in connection with the offering of share purchase contracts or share purchase units. The prospectus supplement relating to a particular issue of share purchase contracts or share purchase units will describe the terms of those share purchase contracts or share purchase units, including the following:

●	if applicable, a discussion of material tax considerations; and

●	any other information we think is important about the share purchase contracts or the share purchase units.

DESCRIPTION OF RIGHTS

We may issue rights to purchase ordinary shares that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the securityholders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of ordinary shares purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of debt securities or ordinary shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

TAXATION

Information regarding taxation is set forth under the heading “Item 10.E. Taxation” in our Annual Report, as amended, on Form 20-F for the year ended October 31, 2021, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	varying prices determined at the time of sale related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the Shares on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Our ordinary shares are listed on the Nasdaq Capital Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than ordinary shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of warrants or other securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we may pay the agent in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

EXPENSES

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$18,540
FINRA fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

* Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under the registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus and any accompanying prospectus supplement, as applicable. This prospectus and any accompanying prospectus supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies. However, we file with the SEC an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

You may read and copy any document we file with, or furnish to, the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus the documents listed below:

●	our Annual Report on No. 2 amendment to Form 20-F for the fiscal year ended October 31, 2021 filed on April 15, 2022;

●	our Report on Form 6-K, furnished to the SEC on November 8, 2022;

●	our Report on Form 6-K, furnished to the SEC on October 31, 2022;

●	our Report on Form 6-K, furnished to the SEC on October 11, 2022;

●	our Report on Form 6-K, furnished to the SEC on September 27, 2022;

●	our Report on Form 6-K, furnished to the SEC on September 26, 2022;

●	our Report on Form 6-K, furnished to the SEC on September 9, 2022;

●	our Report on Form 6-K, furnished to the SEC on September 6, 2022;

●	our Report on Form 6-K, furnished to the SEC on August 30, 2022;

●	our Report on Form 6-K, furnished to the SEC on August 11, 2022;

●	our Report on Form 6-K, furnished to the SEC on August 1, 2022;

●	our Report on Form 6-K, furnished to the SEC on July 22, 2022;

●	our Report on Form 6-K, furnished to the SEC on July 12, 2022;

●	our Report on Form 6-K, furnished to the SEC on June 29, 2022;

●	our Report on Form 6-K, furnished to the SEC on June 27, 2022;

●	our Report on Form 6-K, furnished to the SEC on June 24, 2022;

●	our Report on Form 6-K, furnished to the SEC on May 31, 2022;

●	our Report on Form 6-K, furnished to the SEC on May 19, 2022;

●	our Report on Form 6-K, furnished to the SEC on April 26, 2022;

●	our Report on Form 6-K, furnished to the SEC on April 4, 2022;

●	our Report on Form 6-K, furnished to the SEC on March 29, 2022; and

●	our Report on Form 6-K, furnished to the SEC on March 16, 2022.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Any documents that we furnish to the SEC on Form 6-K subsequent to the date of this prospectus will be incorporated by reference into this prospectus only to the extent specifically set forth in the Form 6-K.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to our Corporate Secretary at No. 168 Qianjiang Nonchang Gengwen Road, Economic and Technological Development Zone, Xiaoshan District, Hangzhou City, Zhejiang Province, People’s Republic of China, 310000.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protections to investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. Specifically, our chairman of the board and chief executive officer, Shuibo Zhang is located in PRC, our director and chief financial officer, Francis Zhang is located in PRC, and our chief operating officer Qi Zhang is located in PRC. Our independent director Junjun Ge is located in PRC. Our independent director Richard Chen is located in the United States. Our independent director Jehn Ming Lim is located in Hong Kong. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for districts in the State of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York under the securities laws of the State of New York.

There is uncertainty as to whether the courts of China would (1) recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or (2) be competent to hear original actions brought in each respective jurisdiction, against us or such persons predicated upon the securities laws of the United States or any state thereof.

The recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with the Cayman Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.

We have been advised by Maples and Calder (Hong Kong) LLP our counsel as to Cayman Islands law, that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. We have been further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re- examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty; and

(e)	was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

The United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, may not be enforceable in the Cayman Islands.

LEGAL MATTERS

Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The validity of the ordinary shares offered hereby will be opined upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Capital Equity Legal Group. Ortoli Rosenstadt LLP may rely upon Maples and Calder (Hong Kong) LLP  with respect to matters governed by the law of the Cayman Islands and Capital Equity Legal Group with respect to matters governed by PRC law.

EXPERTS

Our consolidated financial statements as of and for the years ended October 31, 2021 and 2020 incorporated by reference in this prospectus and have been so included in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. The current address of WWC is 2010 Pioneer Court, San Mateo, CA 94403.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends on the success of the offering.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Jiuzi Holdings Inc.

1,395,151 Ordinary Shares

Prospectus Supplement

Spartan Capital Securities LLC

July 17, 2023